Exhibit 2.1

Execution Version

BUSINESS COMBINATION AGREEMENT

by and among

NEWCOURT ACQUISITION CORP,

NEWCOURT SPAC SPONSOR LLC,

PSYENCE GROUP INC.,

and

PSYENCE BIOMED CORP.

DATED AS OF JANUARY 9, 2023

table of contents

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Section 12.13	Disclosure Letters and Exhibits	82
Section 12.14	No Recourse	83
Section 12.15	Acknowledgements	83

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BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of January 9, 2023 (the “Effective Date”), by and among Newcourt Acquisition Corp, a Cayman Islands exempted company (the “SPAC”), Newcourt SPAC Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Psyence Group Inc., a corporation organized under the laws of Ontario, Canada (the “Parent”), and Psyence Biomed Corp., a corporation organized under the laws of British Columbia, Canada (the “Target”). Each of the SPAC, Sponsor, the Parent and the Target are also referred to herein as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, SPAC is a blank check special purpose acquisition company incorporated for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more operating businesses or entities;

WHEREAS, Parent owns 100% of the equity interests of Target;

WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth herein, at the Effective Time (as defined below), (a) a to-be-incorporated wholly-owned subsidiary of Target domiciled in the Cayman Islands (the “Merger Sub”) will be merged with and into SPAC (the “Merger”), with SPAC surviving the Merger as a direct wholly-owned subsidiary of the Target (the “Surviving Company”), and (b) (i) each outstanding share of SPAC Class B Stock (as defined below) issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and upon the terms set forth in this Agreement, will be converted into the right to receive the Per Share Merger Consideration (as defined below) and (ii) each share of SPAC Class A Stock (as defined below) issued and outstanding immediately prior to the Effective Time (after giving effect to the SPAC Share Redemption (as defined below)), other than Excluded Shares, by virtue of the Merger and upon the terms and subject to the conditions set forth in this Agreement, will be converted into the right to receive the Per Share Merger Consideration;

WHEREAS, before the Closing (as defined herein), the Parties shall mutually determine and agree upon the legal transaction structure (including any pre-closing reorganization) so as to result in the most tax efficient outcome for the SPAC, the Sponsor, the Parent, the Target and the Surviving Company after taking into account tax, accounting, legal, regulatory, commercial and other considerations;

WHEREAS, before or upon the Closing, the Target intends to transfer the shares of Good Psyence (Pty) Ltd (RF) (South Africa), Psyence Jamaica Ltd (Jamaica), Psyence Therapeutics Corp. (Ontario, Canada), Mind Health (Pty) Ltd (Lesotho), Psyence South Africa (Pty) Ltd (South Africa), and Pure Psyence Corp. (Canada) (the “Excluded Assets”) from the Target to an entity of the Parent’s choice;

WHEREAS, in connection with the transactions contemplated by this Agreement, SPAC and Target intend to enter into Subscription Agreements (as defined below) prior to the Closing with certain PIPE Investors (as defined below) providing for aggregate investments in the SPAC, the Target or the Surviving Company (the “PIPE Investment”) of at least Twenty-Seven Million Dollars (the “PIPE Investment Amount”);

WHEREAS, at or prior to the Closing, the Target will amend and restate its existing Memorandum and Articles by adopting the Second Amended and Restated Memorandum of Association and the Second Amended and Restated Articles of Association of the Target substantially in a form to be agreed by the Parties (the “Target A&R Memorandum and Articles”);

WHEREAS, at the Closing, the Parties intend to amend and restate the Registration and Shareholder Rights Agreement to apply to the securities of the Target, in form and substance reasonably acceptable to the Parties (the “A&R Registration and Shareholder Rights Agreement”);

WHEREAS, the board of directors and shareholders of the Target and the board of directors of the Parent have approved this Agreement, the Merger and other transactions contemplated hereby;

WHEREAS, the SPAC Board has unanimously determined that this Agreement, the Merger, and the other transactions contemplated hereby are fair and advisable to, and in the best interests of the SPAC and its shareholders;

WHEREAS, the SPAC Board has unanimously approved this Agreement, the Merger, and the other transactions contemplated hereby and has determined to recommend that the SPAC Shareholders adopt, authorize and approve this Agreement, the Merger and the other transactions contemplated hereby;

WHEREAS, promptly following the execution and delivery of this Agreement, Sponsor, and the officers and directors of the SPAC, in their capacities as shareholders of SPAC, will enter into a support agreement with SPAC and the Target, in form and substance reasonably acceptable to the Parties (the “Sponsor Support Agreement”), pursuant to which such shareholders of the SPAC will agree to, among other things, vote in favor of the Merger and each of SPAC Shareholder Voting Matters;

WHEREAS, promptly following the execution and delivery of this Agreement, certain of Parent’s shareholders will enter into that certain support agreement in form and substance reasonably acceptable to the Parties (the “Parent Shareholder Support Agreement”), pursuant to which such shareholders of the Parent will agree to, among other things, vote in favor of the Merger and the transactions contemplated hereby, in the event that the Parent Requisite Approval is required by the Canadian Stock Exchange; and

WHEREAS, following the execution and delivery of this Agreement, the Parties will negotiate and execute and deliver the other Ancillary Agreements, in form and substance reasonably acceptable to the Parties.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Section 1.1      Certain Definitions. For purposes of this Agreement, capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings set forth below.

“A&R Registration and Shareholder Rights Agreement” has the meaning set forth in the Recitals.

“Additional SPAC Filings” has the meaning set forth in Section 9.8(e).

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise.

“Affiliated Transactions” has the meaning set forth in Section 5.24(a).

“Agreement” has the meaning set forth in the Preamble.

“Ancillary Agreements” means the A&R Registration and Shareholder Rights Agreement, the Lock-up Agreements, the Sponsor Support Agreement, the Parent Shareholder Support Agreement and each other agreement, instrument and certificate required by, necessary or appropriate to, or contemplated in connection with, this Agreement to be executed by any of the Parties or their Affiliates as contemplated by this Agreement, in each case, only as is applicable to the relevant Party or Parties to such Ancillary Agreement, as indicated by the context in which such term is used.

“Anti-Corruption Laws” means applicable Laws related to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and any other applicable Law that prohibits bribery, corruption, fraud or other improper payments (including, without limitation, any applicable Law of the Cayman Islands).

“Anti-Money Laundering Laws” means applicable Laws related to money laundering, including the Currency and Foreign Transaction Reporting Act of 1970, as amended (also known as the Bank Secrecy Act), the Money Laundering Control Act of 1986, as amended, and any other applicable Law related to money laundering of any jurisdictions in which the Parent conducts business, including any anti-racketeering laws involving money laundering or bribery as a racketeering act (including, without limitation, any applicable Law of the Cayman Islands).

“Antitrust Laws” has the meaning set forth in Section 9.7(c).

“Audited Financial Statements” has the meaning set forth in Section 5.6(a).

“Available Closing Date Cash” means, as of the Closing Date, no less than $20,000,000, net of all Liabilities of the SPAC (such liabilities shall exclude derivative warrant liabilities).

“Backstop Shares” has the meaning set forth in Section 9.17.

“Business Combination” has the meaning ascribed to such term in SPAC Existing Memorandum and Articles.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of Delaware, the Province of Ontario, Canada, or the Cayman Islands.

“Canadian Disclosure Documents” has the meaning set forth in Section 6.6.

“Certificate of Merger” has the meaning set forth in Section 2.5(a).

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” has the meaning set forth in Section 2.3.

“Closing Form 8-K” has the meaning set forth in Section 9.8(f).

“Closing Press Release” has the meaning set forth in Section 9.8(f).

“Closing Statement” has the meaning set forth in Section 3.6(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Competing SPAC” has the meaning set forth in Section 9.15(a).

“Competing Target” has the meaning set forth in Section 9.15(b).

“Competing Transaction” means (a) any transaction involving, directly or indirectly, the Target, which upon consummation thereof, would materially impede, interfere with or prevent the transactions contemplated hereby, (b) any direct or indirect sale (including by way of a merger, consolidation, license, transfer, sale, option, right of first refusal with respect to a sale or similar preemptive right with respect to a sale or other business combination or similar transaction) of any material portion of the assets (including Intellectual Property) or business of the Target, taken as a whole (but excluding the sale of assets in the Ordinary Course of Business that in the aggregate could not reasonably be expected to impede, interfere with, prevent, or would reasonably be expected to materially delay the transactions contemplated hereby), (c) any direct or indirect sale (including by way of an issuance, dividend, distribution, merger, consolidation, license, transfer, sale, option, right of first refusal with respect to a sale or similar preemptive right with respect to a sale or other business combination or similar transaction) of equity, voting interests or debt securities of the Target, or rights, or securities that grant rights, to receive the same including profits interests, phantom equity, options, warrants, convertible or preferred shares or other equity-linked securities (except, in each case, as contemplated by this Agreement), (d) any direct or indirect acquisition (whether by merger, acquisition, share exchange, reorganization, recapitalization, joint venture, consolidation or similar business combination transaction), but excluding procurement of assets in the Ordinary Course of Business (but not the acquisition of a Person or business via an asset transfer), by the Target of the equity or voting interests of, or a material portion of the assets or business of, a third party (except, in each case, as contemplated or permitted by this Agreement), or (e) any liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Target (except to the extent contemplated by the terms of this Agreement), in all cases of clauses (a) through (e), either in one or a series of related transactions, where such transaction(s) is to be entered into with a Competing SPAC (including any Interested Party or any representatives of any Interested Party).

“Confidentiality Agreement” means the non-disclosure agreement between the Parent and the SPAC dated as of November 21, 2022.

“Contract” means any written or oral contract, agreement, license or lease.

“Copyleft Terms” has the meaning set forth in Section 5.12(d).

“COVID-19” means SARS CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemic, pandemic or disease outbreaks.

“COVID-19 Measures” means any applicable quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other applicable Law, Order, directive, guidelines or recommendations by an applicable Governmental Entity in connection with or in response to the COVID-19 pandemic, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (CARES).

“CSE” has the meaning set forth in Section 4.1(a)(iv).

“D&O Provisions” has the meaning set forth in Section 9.11(a).

“Disclosure Letters” means SPAC Disclosure Letter and the Parent Disclosure Letter.

“Effective Date” has the meaning set forth in the Preamble.

“Effective Time” has the meaning set forth in Section 2.5(b).

“Environmental Laws” means any Laws relating to Hazardous Materials, pollution, the environment, natural resources, endangered or threatened species, or human health and safety.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock, shares or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock, shares or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock, shares or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Exchange Agent” has the meaning set forth in Section 3.4(a).

“Excluded Assets” has the meaning set forth in the Recitals.

“Excluded Shares” has the meaning set forth in the Section 3.2(b).

“Executives” means SPAC Executives and the Target Executives, as the case may be.

“Fairness Opinion” means the opinion of RNA Advisors LLC, to the effect that, as of the date of such opinion and subject to the assumptions, limitations, qualifications and other conditions contained therein, the transactions contemplated by this agreement and any related financing transactions are fair, from a financial point of view, to the SPAC’s shareholders.

“Financing Certificate” has the meaning set forth in Section 3.6(a).

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governing Documents” means (a) in the case of a corporation or company, its certificate of incorporation (or analogous document), bylaws and/or its memorandum and articles of association; (b) in the case of a limited liability company, its certificate of formation (or analogous document) and limited liability company operating agreement; or (c) in the case of an exempted limited partnership, its certificate of registration and exempted limited partnership agreement; (d) in the case of a Person other than a corporation, company, exempted limited partnership or limited liability company, the documents by which such Person (other than an individual) establishes its legal existence or which govern its internal affairs.

“Governmental Entity” means any nation or government, any state, province, county, municipal or other political subdivision thereof, any entity exercising executive, legislative, tribal, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, or local jurisdiction. in the United States, Canada and the Cayman Islands

“Hazardous Materials” means any substance that is listed, defined, designated, characterized, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant, waste or a contaminant, or words of similar import, under or pursuant to any Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor, petroleum byproducts, petroleum breakdown products, asbestos, asbestos-containing materials, mold, radon, flammable substances, explosive substances, urea formaldehyde foam insulation, polychlorinated biphenyls, per- and polyfluoroalkyl substances, and any other substances regulated under Environmental Law at any time prior to, on or after the Closing Date.

“Healthcare Laws” means the laws and regulations of any authority that regulates, evaluates and monitors the safety, efficacy, and quality of therapeutic and diagnostic products (including licensing, disclosure and reporting requirements) in the jurisdictions where the Target operates.

“IFRS” means the International Financial Reporting Standards promulgated by the International Accounting Standards Board, consistently applied.

“Immediate Family” means, with respect to any specified Person, such Person’s spouse, parents, children and siblings, including adoptive relationships and relationships through marriage, or any other relative of such Person that shares such Person’s home.

“Indebtedness” means, with respect to a Party, without duplication: (a) all indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money; (b) all indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security; (c) all indebtedness for borrowed money of any Person for which such Party has guaranteed payment; (d) all capitalized lease obligations or obligations required to be capitalized in accordance with GAAP or IFRS (as applicable); (e) any Liabilities in respect of deferred purchase price for property or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise for additional purchase price (excluding any purchase commitments for capital expenditures or otherwise incurred in the Ordinary Course of Business); (f) reimbursement obligations under any drawn letters of credit; and (g) obligations under derivative financial instruments, including hedges, currency and interest rate swaps and other similar instruments.

“Indemnified Persons” has the meaning set forth in Section 9.11.

“Insurance Policies” has the meaning set forth in Section 5.19.

“Intellectual Property” means all intellectual property, including any and all rights, title, and interest, in any jurisdiction throughout the world, in or to the following: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and invention disclosures, all improvements thereto, and all patents, utility models and industrial designs and all published and unpublished applications for any of the foregoing (and any patents, utility models, and industrial design that issue as a result of those applications), together with all reissuances, provisionals, continuations, continuations-in-part, divisionals, extensions, renewals, substitutions, and reexaminations thereof, or any counterparts and foreign equivalents thereof; (b) all registered and unregistered trademarks, service marks, certification marks, trade dress, logos, slogans, trade names, taglines, corporate and business names, and all applications, registrations, and renewals in connection therewith, and other indicia of source, together with all goodwill symbolized or associated therewith; (c) Internet domain names, IP addresses, and rights of publicity and in social media usernames, handles, and accounts; (d) all works of authorship, registered and unregistered copyrights, all copyrights and rights in databases, mask works and design rights, and all applications, registrations, and renewals in connection therewith, and all moral rights associated with any of the foregoing; (e) all trade secrets and confidential business information (including confidential ideas, research and development, know-how, formulas, compositions, algorithms, source code, data analytics, manufacturing and production processes and techniques, technical data and information, research, clinical and regulatory data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) (collectively “Trade Secrets”); (f) all rights in Software; (g) rights of publicity and privacy; and (h) rights recognized under applicable Law that are equivalent or similar to any of the foregoing.

“Interested Party” means (i) any direct equityholder of Target or any of its respective Affiliates (excluding the Parent), and (ii) any Immediate Family or Affiliate of the Target Executives.

“IT Assets” means any and all information technology systems, Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation, in each case, owned by the Target or leased, licensed, outsourced, and used, or held for use in or necessary for the operation of the Target.

“Knowledge” (a) as used in the phrase “to the Knowledge of the Parent” or phrases of similar import means the actual knowledge of the Target Executives after reasonable inquiry of the respective direct reports of such Target Executives, and (b) as used in the phrase “to the Knowledge of SPAC” or phrases of similar import means the actual knowledge of SPAC Executives after reasonable inquiry of the direct reports of such SPAC Executives.

“Latest Balance Sheet” has the meaning set forth in Section 5.6(a).

“Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations or rulings issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of the federal or a state government, in the United States, the federal or a provincial government in Canada and the Cayman Islands including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

“Liability” or “Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.

“Liens” means, with respect to any specified asset, any and all liens, mortgages, charges, hypothecations, claims, encumbrances, options, pledges, licenses, rights of priority, easements, covenants, restrictions and security interests thereon.

“Lock-up Agreements” means the agreements by which the SPAC Insiders will agree that all SPAC Class B Shares (and all shares of the Target acquired in respect thereof) are locked-up until the earlier of (i) the date that is six (6) months after the SPAC’s initial Business Combination and (ii) subsequent to the SPAC’s initial Business Combination, the date on which the Target completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in the Target’s public shareholders having the right to exchange their common shares for cash, securities or other property.

“Lookback Date” means the date of incorporation of the Target.

“Material Adverse Effect” means any event, circumstance or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have, a material and adverse effect upon (a) the business, results of operations or financial condition of the Target, taken as a whole, or (b) the ability of the Target to perform its respective obligations and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements; provided, however, that, with respect to the foregoing clause (a), none of the following (or the effect of the following), alone or in combination, will constitute a Material Adverse Effect, or will be considered in determining whether a Material Adverse Effect has occurred: (i) changes that are the result of factors generally affecting the industries or markets in which the Target operates; (ii) the public announcement or pendency of the transactions contemplated by this Agreement, including the negotiation and execution of this Agreement; (iii) changes in Law or IFRS or GAAP or the interpretation thereof, in each case effected after the Effective Date; (iv) changes that are the result of economic factors affecting the national, regional or world economy or financial markets; (v) any change in the financial, banking, or securities markets; (vi) any strike, embargo, labor disturbance, cyberattack, riot, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire, other weather- related or meteorological event, pandemic (including the COVID-19 pandemic and any COVID-19 Measures), epidemic, disease outbreak or other natural disaster or act of god; or (vii) any national or international political conditions in or affecting any jurisdiction in which the Target conducts business; provided, however, that any event, circumstance or state of facts resulting from a matter described in any of the foregoing clauses (i), (iii), (v), (vi) and (vii) will be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be likely to occur only to the extent such event, circumstance or state of facts has a material and disproportionate effect on the Target, taken as a whole, relative to other comparable entities operating in the industries and markets in which the Target operates.

“Material Supplier” means each sole-source or long-lead time supplier to the Target that provides services or products to the Target for which the Target incurred in excess of $500,000 in accounts payable in the fiscal year ended December 31, 2022, if any.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.2(c)(ii).

“Merger Sub” has the meaning set forth in the Recitals.

“Nasdaq” means the Nasdaq Stock Market.

“Non-Party Affiliate” has the meaning set forth in Section 12.14.

“Order” means any order, writ, judgment, injunction, temporary restraining order, stipulation, determination, decree or award entered by or with any Governmental Entity or arbitral institution.

“Ordinary Course of Business” means, with respect to any Person, (a) any action taken or not taken by such Person in the ordinary course of business consistent with past practice, and (b) any other action taken or not taken by such Person in response to the actual or anticipated effect on such Person’s business of COVID-19 or any COVID-19 Measures, in each case with respect to this clause (b) in connection with or in response to COVID-19.

“Ordinary Course Tax Sharing Agreement” means any written commercial agreement entered into in the Ordinary Course of Business of which the principal subject matter is not Tax but which contains customary Tax indemnification provisions.

“Outside Date” has the meaning set forth in Section 11.1(c).

“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned, in whole or in part, by the Target.

“Parent” has the meaning set forth in the Preamble.

“Parent Disclosure Letter” means the Disclosure Letter delivered by the Parent to SPAC concurrently with the execution and delivery of this Agreement.

“Parent Fundamental Representations” means the representations and warranties set forth in Section 5.1 (Organization; Authority; Enforceability), Section 5.4 (Noncontravention), and Section 5.16 (Brokerage).

“Parent Requisite Approval” means the approval of the Merger by the holders of common shares of the Parent, if such approval is required by the Canadian Stock Exchange.

“Parent Shareholder Support Agreement” has the meaning set forth in the Recitals.

“Parent Transaction Expenses” means, without duplication, all out-of-pocket expenses of the Parent and the Target incurred in connection with the negotiation, preparation and execution of this Agreement, the Ancillary Agreements and the transactions contemplated hereby or thereby, including costs, fees, expenses and disbursements of the Parent’s and the Target’s financial advisors, attorneys, accountants and other advisors and service providers and excluding any change in control payments, transaction bonuses, retention payments, termination payments, severance, retention bonuses and any other similar compensatory payments payable to any current or former employee, officer or director of the Parent or the Target solely as a result of the transactions contemplated under this Agreement (and not subject to any subsequent event or condition, such as a termination of employment), including any Taxes relating to such payments to be paid and/or borne by the Parent or the Target. For the avoidance of doubt, Parent Transaction Expenses shall exclude Indebtedness.

“Party” or “Parties” has the meaning set forth in the Recitals.

“PCAOB” means the Public Company Accounting Oversight Board.

“PCAOB Financial Statements” has the meaning set forth in Section 9.8(g).

“Permits” has the meaning set forth in Section 5.20(b).

“Permitted Liens” means (a) Liens securing obligations under capital leases; (b) easements, permits, rights of way, restrictions, covenants, reservations or encroachments, minor defects, irregularities in and other similar Liens of record affecting title to the property which do not materially impair the use or occupancy of such real property in the operation of the business of the Target as currently conducted thereon; (c) Liens for Taxes, assessments or governmental charges or levies imposed with respect to property which are not yet due and payable or which are being contested in good faith (provided appropriate reserves required pursuant to IFRS have been made in respect thereof on the books and records of the Target); (d) Liens in favor of suppliers of goods for which payment is not yet due or delinquent (provided appropriate reserves required pursuant to IFRS have been made in respect thereof); (e) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s, carrier’s and other similar Liens arising or incurred in the Ordinary Course of Business which are not yet due and payable or which are being contested in good faith (provided appropriate reserves required pursuant to IFRS have been made in respect thereof); (f) Liens arising under workers’ compensation Laws or similar legislation, unemployment insurance or similar Laws; (g) Liens arising under municipal bylaws, development agreements, restrictions or regulations, and zoning, entitlement, land use, building or planning restrictions or regulations, in each case, promulgated by any Governmental Entity, which do not restrict or are not violated by the Target’s current use of its real property; and (h) other Liens that are not material in amount and that do not in any material respect restrict the operation or value of the Target’s assets, properties or business.

“Per Share Merger Consideration” has the meaning set forth in Section 3.2(c)(i).

“Per Share Target Value” means the quotient obtained by dividing (a) the Target Value by (b) the Target Share Amount.

“Person” means any natural person, sole proprietorship, partnership, exempted limited partnership, joint venture, trust, unincorporated association, corporation, company, exempted company, limited liability company, entity or Governmental Entity.

“Personal Information” means information that relates to an identified or identifiable natural person.

“PIPE Investment” has the meaning set forth in the Recitals.

“PIPE Investment Amount” has the meaning set forth in the Recitals.

“PIPE Investor” means those certain investors participating with the Parent’s approval in the PIPE Investment pursuant to the Subscription Agreements.

“Pre-Closing Period” has the meaning set forth in Section 8.1(a).

“Privacy and Security Requirements” means (a) all applicable Privacy Laws, (b) all applicable Security Laws; (c) all applicable information, network and technology security laws and contractual requirements, (d) provisions relating to Processing of Personal Information in all applicable Privacy Contracts, (e) all applicable Privacy Policies and (f) the Payment Card Industry Data Security Standard.

“Privacy Contracts” means all Contracts between the Target and any Person that govern the Processing of Personal Information.

“Privacy Laws” means all Laws pertaining to the collection, storage, use, access, disclosure, processing, security, modification, destruction, and transfer of Personal Information.

“Privacy Policies” means all written, external-facing policies of the Target relating to the Processing of Personal Information, including all website and mobile application privacy policies.

“Private Placement Unit” means a private placement unit of SPAC sold to Sponsor and certain other private investors in a private placement substantially concurrently with the SPAC’s initial public offering, consisting of one SPAC Class A Share and one Private Placement Warrant.

“Private Placement Warrant” means a warrant of SPAC to acquire one-half of one SPAC Class A Share issued to Sponsor and certain other private investors as part of the Private Placement Units.

“Proceeding” means any action, suit, charge, litigation, arbitration, notice of violation or citation received, or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“Process” or “Processing” means the creation, collection, use (including for the purposes of sending telephone calls, text messages and emails), storage, maintenance, processing, recording, distribution, transfer, transmission, receipt, import, export, protection (including safeguarding, security measures and notification in the event of a breach of security), access, disposal or disclosure or other activity regarding Personal Information (whether electronically or in any other form or medium).

“Prohibited Affiliate Transactions” means any of the following transactions not in the ordinary course of business, except for (i) those Prohibited Affiliate Transactions consented to (not to be unreasonably withheld, conditioned or delayed) in writing by SPAC after the Effective Date, (ii) the dividend, distribution or transfer of the Excluded Assets, and the transactions incidental thereto, and (iii) the transactions contemplated by this Agreement or the Ancillary Agreements:

(a)            the declaration, making or payment of any dividend, other distribution or return of capital (other than wholly in cash) by the Target to any holder of shares in the Target;

(b)            any payment by the Target to any Interested Party in connection with any redemption, purchase or other acquisition of shares in the capital, partnership interests or other securities of the Target;

(c)            any (i) loan made or owed by the Target to any Interested Party, or (ii) payment made or Liability incurred, assumed or indemnified, whether in cash or kind, by the Target to, or on behalf of, or for the benefit of, any Interested Party or any payments made to any officer, director, employee or independent contractor of an Interested Party solely to the extent such payment is made to such officer, director, employee or independent contractor in his, her or its capacity as an officer, director, employee or independent contractor of an Interested Party, other than compensation, benefits or expense reimbursement (in each case, of the types available to the Executives or otherwise on arms’ length terms) paid or provided in the Ordinary Course of Business to individuals who are officers, directors or employees of the Target;

(d)            any Lien made, created or granted over any asset of the Target in favor of any Interested Party;

(e)            any guarantee by the Target of any Liability of any Interested Party;

(f)            any discharge, forgiveness or waiver by the Target of any Liability owed by any Interested Party to the Target;

(g)           material increases in the compensation or bonus payable by the Target to any Interested Party;

(h)           the sale, purchase, transfer, license, sublicense, covenant not to assert, or disposal of any Intellectual Property or material equipment owned by the Target to or in favor of an Interested Party;

(i)            the sale, purchase, transfer or disposal of any material asset or right of the Target not referenced in clause (h) above to or in favor of an Interested Party, other than in the Ordinary Course of Business; and

(j)            any commitment or agreement to do any of the foregoing.

“Proxy Clearance Date” has the meaning set forth in Section 9.8(b).

“Proxy/Registration Statement” means the registration statement Form F-4 (the “Form F-4”) filed with the SEC, which shall also include proxy materials in the form of a Proxy Statement, whether in preliminary or definitive form, and any amendments or supplements thereto.

“Proxy Statement” means the Proxy Statement on Schedule 14A to be filed with the SEC by SPAC in connection with SPAC Shareholder Meeting.

“Publicly Available Software” means any Software (or portion thereof) (i) that is distributed (A) as free Software or open source Software (including, for example, Software distributed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, Mozilla Public License, or Apache Software License), or (B) pursuant to open source, copy left or similar licensing and distribution models, or (ii) that requires as a condition of use, modification and/or distribution of such Software that such Software or other Software incorporated into, derived from or distributed with such Software (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works or (C) be redistributable at no or minimal charge.

“Public Warrant” or “SPAC Warrant” means the warrants partially comprising the public units of the SPAC, each such whole warrant exercisable to acquire one SPAC Class A Share.

“Registrar” means the Registrar of Companies of the Cayman Islands.

“Registration and Shareholder Rights Agreement” means that certain Registration and Shareholder Rights Agreement, dated as of July 13, 2021, by and among, SPAC, Sponsor and the Holders signatory thereto (as defined therein).

“Released Claims” has the meaning set forth in Section 12.10.

“Required Vote” means the vote of SPAC Shareholders required to approve SPAC Shareholder Voting Matters, as determined in accordance with applicable Law, SPAC Existing Memorandum and Articles and the Nasdaq rules and regulations.

“Sanctioned Country” means any country or region that is, or has been in the past five (5) years, the subject or target of a comprehensive embargo under Sanctions in effect at the time.

“Sanctioned Person” shall mean (i) any Person listed in any Sanctions-related list maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, any European Union member state or any Persons or entities listed as “Enemy Countries” pursuant to the Israeli Trade with the Enemy Ordinance, 1939 or any similar list maintained by any Governmental Entity in a jurisdiction in which Target or SPAC (respectively) operates and which would be applicable to Target or SPAC (respectively); (ii) any Person located, organized, or resident in a Sanctioned Country; or (iii) any Person 10% or more owned, directly or indirectly, or otherwise controlled by any such Person or Persons described in the foregoing clauses (i) and (ii).

“Sanctions” means all Laws and Orders relating to economic or trade sanctions administered or enforced by any relevant Governmental Entity.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Securities Liens” means Liens arising out of, under or in connection with (a) applicable federal, state and local securities Laws and (b) restrictions on transfer, hypothecation or similar actions contained in any Governing Documents.

“Security Breach” means a data security breach or breach of Personal Information under applicable Privacy and Security Requirements or any other applicable Laws.

“Security Incident” means any unauthorized access, use, disclosure, modification or destruction of information or interference with IT Assets that impacts the confidentiality, integrity or availability of such information and IT Assets.

“Security Laws” means all Laws pertaining to the policies, methods, means and standards required to protect data from unauthorized access, use, disclosure, modification or destruction, and to ensure the confidentiality, availability and integrity of such data and IT Assets.

“Signing Form 8-K” has the meaning set forth in Section 9.8(a).

“Signing Press Release” has the meaning set forth in Section 9.8(a).

“Software” means all computer software, applications, and programs (and all versions, releases, fixes, patches, upgrades and updates thereto, as applicable), including software compilations, development tools, compilers, files, scripts, manuals, design notes, programmers’

notes, architecture, application programming interfaces, mobile applications, algorithms, data, databases, and compilations of data, comments, user interfaces, menus, buttons, icons, as well as any foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases and previous releases thereof, in each case, whether in source code, object code or human readable form.

“SPAC” has the meaning set forth in the Preamble.

“SPAC Board” means, at any time, the board of directors of SPAC.

“SPAC Board Recommendation” means the unqualified recommendation of the SPAC Board to SPAC Shareholders that they vote in favor of all the SPAC Shareholder Voting Matters at the SPAC Shareholder Meeting.

“SPAC Cash” means the amount in the Trust Account of the SPAC.

“SPAC Class A Share” means a share of SPAC Class A Stock.

“SPAC Class A Stock” means the Class A Ordinary Shares, par value $0.0001 per share, in the capital of SPAC.

“SPAC Class B Share” means a share of SPAC Class B Stock.

“SPAC Class B Stock” means the Class B Ordinary Shares, par value $0.0001 per share, in the capital of SPAC.

“SPAC Competing Transaction” means any transaction involving, directly or indirectly, any merger or consolidation with, or acquisition of, purchase of all or substantially all of the assets or equity of, consolidation or similar business combination with, or other transaction that would constitute a Business Combination with or involving SPAC and a third party, other than the Target.

“SPAC Disclosure Letter” means the Disclosure Letter delivered by SPAC to the Parent concurrently with the execution and delivery of this Agreement.

“SPAC Employee Benefit Plan” means each equity, phantom equity, or equity-based compensation, retirement, pension, savings, profit sharing, bonus, incentive, severance, separation, employment, individual consulting or individual independent contractor, change in control, retention, deferred compensation, vacation, paid time off, medical, dental, life or disability, retiree or post-termination health or welfare, salary continuation, fringe or other compensatory or benefit plan, program, policy, arrangement or Contract, in each case, that is maintained, sponsored or contributed to (or required to be contributed to) by SPAC or under or with respect to which the SPAC has or may have any Liability, and in each case whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded, but excluding in each case any statutory plan, program or arrangement that is required under applicable Law and/or maintained by any Governmental Entity.

“SPAC Executives” means each of the executive officers of the SPAC, including without limitation each of the “named executive officers” of the SPAC (as such term is used in applicable SEC regulations).

“SPAC Existing Memorandum and Articles” means the Amended and Restated Memorandum of Association of the SPAC adopted by special resolution dated October 19, 2021 and effective on October 19, 2021.

“SPAC Fundamental Representations” means the representations and warranties set forth in Section 6.1 (Organization; Authority; Enforceability), Section 6.2 (Capitalization), and Section 6.4 (Trust Account).

“SPAC Governing Documents” means, at any time prior to the Closing, the certificate of incorporation issued by the Registrar and the SPAC Existing Memorandum and Articles, as amended from time to time.

“SPAC Insider Letter” means that certain Letter Agreement, dated October 19, 2021, by and among the SPAC and the SPAC’s security holders named therein, and the officers and directors of the SPAC.

“SPAC Insiders” means the Sponsor, the directors and officers of SPAC as of immediately prior to the Closing, and the other persons party to the SPAC Insider Letter.

“SPAC Material Adverse Effect” means any event, circumstance or state of facts that, individually or in the aggregate, has had or would be reasonably expected to have a material and adverse effect upon the ability of SPAC to perform its obligations and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

“SPAC Material Contracts” has the meaning set forth in Section 6.12.

“SPAC Pre-Closing Notice of Disagreement” has the meaning set forth in Section 3.6(b).

“SPAC Preferred Shares” has the meaning set forth in Section 6.2(a).

“SPAC Public Unit” means a unit of the securities of SPAC issued and sold by SPAC to the public in SPAC’s initial public offering, constituted of one SPAC Class A Share and a warrant of SPAC to purchase one-half of one SPAC Class A Share.

“SPAC SEC Documents” has the meaning set forth in Section 6.5(a).

“SPAC Share Redemption” means the election of an eligible holder of SPAC Class A Shares (as determined in accordance with the SPAC Existing Memorandum and Articles and the Trust Agreement) to redeem all or a portion of such holder’s SPAC Class A Shares, at the per-share price, payable in cash, equal to such holder’s pro rata share of the Trust Account (as determined in accordance with the SPAC Existing Memorandum and Articles and the Trust Agreement), by tendering SPAC Class A Shares of such holder for redemption.

“SPAC Shareholder Meeting” means an extraordinary general meeting of SPAC Shareholders to be called for the purpose of voting on the SPAC Shareholder Voting Matters.

“SPAC Shareholder Voting Matters” means, collectively, proposals to approve (a) as an ordinary resolution, the adoption of this Agreement and the transactions contemplated by this Agreement, (b) as a special resolution, the adoption of the proposed SPAC A&R Memorandum and Articles in replacement of SPAC Existing Memorandum and Articles, (c) as an ordinary resolution the changes to the authorized share capital of SPAC, (d) as an ordinary resolution, the adoption of the LTIP as an ordinary resolution, the issuance of SPAC Class A Shares, pursuant to this Agreement, including any approval which may be reasonably required by the Nasdaq, (e) as an ordinary resolution, the appointment of the directors constituting the post-Closing SPAC Board, (f) as an ordinary resolution, the adjournment of SPAC Shareholder Meeting if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of SPAC Shareholder Voting Matters, (g) as an ordinary resolution, the adoption and approval of any other proposals that the SEC (or staff members thereof) may indicate are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto, and (h) as an ordinary resolution (or, if required by applicable Law or the SPAC Existing Memorandum and Articles, as a special resolution), any other proposals that are submitted to, and require the vote of, SPAC Shareholders in the Proxy/Registration Statement.

“SPAC Shareholders” means the holders of SPAC Class A Shares as of immediately prior to the Closing.

“SPAC Shares” means SPAC Class A Shares and SPAC Class B Shares.

“SPAC Surrender Documents” has the meaning set forth in Section 3.4(d).

“SPAC Transaction Expenses” means, without duplication, all out-of-pocket fees and expenses of SPAC (i) incurred in connection with the negotiation, preparation and execution of this Agreement, the Ancillary Agreements, the Proxy/Registration Statement and the consummation of the transactions contemplated hereby and thereby, including fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of SPAC’s financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers (including any deferred underwriting fees or any other accrued and unpaid fees incurred by SPAC in connection with its initial public offering) and (ii) all operating costs, including without limitation all fees and expenses paid to Sponsor, tax liabilities and the premiums paid for directors’ and officers’ liability insurance; provided that SPAC Transaction Expenses shall not exceed seven million dollars ($7,000,000).

“Split Factor” means the quotient obtained by dividing (a) the Per Share Target Value by (b) $10.00.

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Support Agreement” has the meaning set forth in the Recitals.

“Stock Split” has the meaning set forth in Section 2.1(a)(i).

“Subscription Agreement” means a subscription or similar investment agreement executed by a PIPE Investor for the PIPE Investment after the date hereof.

“Subsidiaries” means, of any Person, any corporation, company, exempted company, association, partnership, exempted limited partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting power or equity is owned or controlled directly or indirectly by such Person, or one (1) or more of the Subsidiaries of such Person, or a combination thereof.

“Target” has the meaning set forth in the Preamble.

“Target Common Share” means a common share without par value in the capital of the Target.

“Target A&R Memorandum and Articles” means has the meaning set forth in the Recitals.

“Target Employee Benefit Plan” means each equity, phantom equity, or equity-based compensation, retirement, pension, savings, profit sharing, bonus, incentive, severance, separation, employment, individual consulting or individual independent contractor, change in control, retention, deferred compensation, vacation, paid time off, medical, dental, life or disability, retiree or post-termination health or welfare, salary continuation, fringe or other compensatory or benefit plan, program, policy, arrangement or Contract, in each case, that is maintained, sponsored or contributed to (or required to be contributed to) by the Target or under or with respect to which the Target has or may have any Liability, and in each case whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded, but excluding in each case any statutory plan, program or arrangement that is required under applicable Law and/or maintained by any Governmental Entity.

“Target Executives” means each of the executive officers of the Target.

“Target Pre-Closing Notice of Disagreement” has the meaning set forth in Section 3.6(a).

“Target Share Amount” means, as of immediately prior to the consummation of the Stock Split, the total number of issued and outstanding Target Common Shares.

“Target Value” means $50,000,000.

“Target Warrants” has the meaning set forth in Section 3.2(d).

“Tax” or “Taxes” means all federal, state, local, non-U.S., and other net or gross income, net or gross receipts, net or gross proceeds, payroll, employment, excise, severance, stamp, occupation, windfall or excess profits, profits, customs, capital stock, withholding, social security, unemployment, disability, real property, personal property (tangible and intangible), sales, use, transfer, value added, alternative or add-on minimum, capital gains, user, leasing, lease, natural resources, ad valorem, franchise, capital, estimated, goods and services, fuel, interest equalization, registration, recording, premium, turnover, environmental or other taxes, social security contributions of any kind, charges, duties, fees, levies or other governmental charges of any kind whatsoever, including all interest, penalties, assessments and additions imposed with respect to the foregoing, imposed by (or otherwise payable to) any Governmental Entity, and, in each case, whether disputed or not, whether payable directly or by withholding and whether or not requiring the filing of a Tax Return.

“Tax Proceeding” means any audit, examination, claim or Proceeding with respect to Taxes, Tax matters, or Tax Returns.

“Tax Returns” means all federal, state, and local returns, declarations, reports, claims for refund, information returns, elections, disclosures, statements, or other documents (including any related or supporting schedules, attachments, statements or information, and including any amendments thereof) filed or required to be filed with a Taxing Authority in connection with, or relating to, Taxes.

“Tax Sharing Agreement” means any agreement or arrangement (including any provision of a Contract) pursuant to which the Target is or may be obligated to indemnify any Person for, or otherwise pay, any Tax of or imposed on another Person, or indemnify, or pay over to, any other Person any amount determined by reference to actual or deemed Tax benefits, Tax assets, or Tax savings.

“Taxing Authority” means any Governmental Entity having jurisdiction over the assessment, determination, collection, administration or imposition of any Tax.

“Trade Secrets” has the meaning given to such term in the definition of “Intellectual Property”.

“Transactions” means the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements.

“Transfer Taxes” means transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) incurred in connection with this Agreement that are payable by SPAC, the Parent, or the Target.

“Trust Account” means the trust account established by SPAC pursuant to the Trust Agreement.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of October 19, 2021, by and between SPAC and Continental Stock Transfer & Trust Company, as amended and supplemented from time to time.

“Trustee” means Continental Stock Transfer & Trust Company, acting as trustee of the Trust Account.

“Unauthorized Code” means any virus, “Trojan horse”, worm, spyware, keylogger software, or other Software routines or hardware components, faults or malicious code or damaging device, designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware or data that is not developed or authorized by the Target or the licensor of the Software or hardware components, or that in each case, if activated would be material to the business of the Target.

“Unit Separation” has the meaning set forth in Section 3.2(a).

“U.S. dollar,” “USD,” “US$” and “$” mean the legal currency of the United States of America.

“Warrant Agent” means Continental Stock Transfer & Trust Company, the “Warrant Agent” under that certain Warrant Agreement dated October 19, 2021, to which SPAC is a party, or any successor such “Warrant Agent” pursuant to the terms of such Warrant Agreement.

ARTICLE II
PRE-CLOSING TRANSACTIONS AND MERGER

Section 2.1            Pre-Closing Transactions.

(a)            Stock Split.

(i)            Immediately prior to the consummation of the PIPE Investment, the Target shall file the Target A&R Memorandum and Articles with the British Columbia Registrar of Companies, which will thereby (among other things) effect the stock split under which each Target Common Share that is issued and outstanding as of such time shall be split into a number of Target Common Shares determined by multiplying each such Target Common Share by the Split Factor (the “Stock Split”).

(ii)            Following the completion of the Stock Split, the Target shall promptly update its books and records to account for any Target Common Shares issued pursuant to the Stock Split.

(b)            PIPE Investment. Immediately following the completion of the Stock Split, the SPAC will consummate the PIPE Investment.

Section 2.2            Merger.

(a)            Following the consummation of the PIPE Investment, Merger Sub will be merged with and into SPAC, effective at the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable Law, whereupon the separate corporate existence of Merger Sub will cease and SPAC will continue its existence. As a result of the Merger, the SPAC will become a wholly-owned subsidiary of the Target.

(b)            From and after the Effective Time, the Surviving Company will possess all the rights, powers, privileges and franchises, and will be subject to all of the obligations, liabilities and duties, of SPAC and Merger Sub.

Section 2.3            Closing. Unless this Agreement has been terminated and the Transactions have been abandoned pursuant to Article XI of this Agreement, and subject to the satisfaction or waiver of the conditions set forth in Article IV of this Agreement, the consummation of the Merger (the “Closing”) will occur by electronic exchange of documents contemplated by this Agreement to be executed and delivered at the Closing at (a) a time and date to be specified in writing by the Parties which will be no later than two (2) Business Days after the satisfaction or waiver of the conditions set forth in Article IV (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each such condition) or (b) such other time, date and place as SPAC and Parent may mutually agree in writing. The date on which the Closing actually takes place is referred to as the “Closing Date”.

Section 2.4            Closing Actions.

(a)            At the Closing, SPAC shall:

(i)            make any payments required to be made by SPAC or on SPAC’s behalf in connection with the SPAC Share Redemptions;

(ii)           pay, or cause to be paid, all SPAC Transaction Expenses to the applicable payees, to the extent not paid prior to the Closing; and

(iii)          deliver to the Target an executed resignation from each director and officer of SPAC except for those listed on Section 2.4(a)(iii) of the SPAC Disclosure Letter.

(b)            At the Closing, the Target shall deliver to SPAC a copy of the Target A&R Memorandum and Articles as filed with the British Columbia Registrar of Companies.

Section 2.5            Certificate of Merger; Effective Time.

(a)            Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, the Parties will cause the Merger to be consummated, and the Surviving Company shall execute and file documentation required by the appropriate Governmental Entity in the Cayman Islands to give effect to the merger of SPAC and Merger Sub in accordance applicable law (the “Certificate of Merger”), together with any required related certificates.

(b)            The Merger will become effective at such time as the Certificate of Merger is duly filed with the applicable governmental authority or at such later date or time as is agreed between the Parties and specified in the Certificate of Merger (such time as the Merger becomes effective being the “Effective Time”).

Section 2.6            Effect of Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement, and the Certificate of Merger. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights and privileges of each of Merger Sub and SPAC shall vest in the Surviving Company, and all debts, liabilities, obligations and duties of each of Merger Sub and SPAC shall become debts, liabilities, obligations and duties of the Surviving Company.

Section 2.7            Memorandum of Association of the Surviving Company. At the Effective Time, the memorandum of association of Merger Sub shall be the memorandum of association of the Surviving Company.

Section 2.8            Articles of Association of the Surviving Company. At the Effective Time, the articles of association of Merger Sub shall be the articles of association of the Surviving Company.

Section 2.9            Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Laws and the Governing Documents of the Surviving Company, the directors and officers of the Surviving Company shall be the directors and officers of Merger Sub immediately prior to the Effective Time.

Section 2.10          Tax Treatment of the Merger. Before the Closing, the Parties shall mutually determine and agree the legal transaction structure (including any pre-closing reorganization) so as to result in the most tax efficient outcome for the SPAC, the Sponsor, the Parent, the Target and Surviving Company after taking into account tax, accounting, legal, regulatory, commercial and other considerations.

ARTICLE III
EFFECT OF MERGER ON EQUITY SECURITIES

Section 3.1            Conversion of Merger Sub Shares. At the Effective Time, each outstanding ordinary share of Merger Sub shall be converted into one ordinary share of the Surviving Company, which shall constitute the only outstanding equity interests of the Surviving Company.

Section 3.2            Effect on SPAC Shares and SPAC Warrants. At the Effective Time, by virtue of the Merger and without any action on the part of SPAC or any holders of SPAC Shares:

(a)            SPAC Units. The shares of SPAC Class A Shares and the Public Warrants comprising each issued and outstanding SPAC Public Unit immediately prior to the Effective Time and the shares of SPAC Class A Shares and the Private Placement Warrants comprising each issued and outstanding Private Placement Unit immediately prior to the Effective Time, in each case, shall be automatically separated (the “Unit Separation”) and the holder thereof shall be deemed to hold one share of SPAC Class A Shares and one-half of one Public Warrant or Private Placement Warrant, as applicable; provided that no fractional Public Warrants or Private Placement Warrants, as applicable will be issued in connection with the Unit Separation such that if a holder of SPAC Public Units would be entitled to receive a fractional Public Warrant or Private Placement Units would be entitled to receive a fractional Private Placement Warrant upon the Unit Separation, then the number of Public Warrants or Private Placement Warrants, as applicable, to be issued to such holder upon the Unit Separation shall be rounded down to the nearest whole number of Public Warrants or Private Placement Warrants, as applicable.

(b)            Cancellation of Certain SPAC Shares. All SPAC Shares that are owned by SPAC, Merger Sub, the Target or any of their respective Subsidiaries immediately prior to the Effective Time (“Excluded Shares”) shall automatically be cancelled, and no Merger Consideration or other consideration shall be delivered or deliverable in exchange therefor.

(c)            Treatment of SPAC Shares.

(i)            Each outstanding share of SPAC Class B Stock issued and outstanding immediately prior to the Effective Time other than Excluded Shares, by virtue of the Merger and upon the terms and subject to the conditions set forth in this Agreement, shall be converted into and shall for all purposes represent only the right to receive one Target Common Share (the “Per Share Merger Consideration”).

(ii)           Each share of SPAC Class A Stock issued and outstanding immediately prior to the Effective Time (after giving effect to the SPAC Share Redemption) other than Excluded Shares, by virtue of the Merger and upon the terms and subject to the conditions set forth in this Agreement, shall be converted into and shall for all purposes represent only the right to receive the Per Share Merger Consideration. The aggregate number of Target Common Shares into which shares of SPAC Class A Stock and shares of SPAC Class B Stock are converted into pursuant to this Section 3.2(c) is referred to herein as the “Merger Consideration”.

(iii)          All of the shares of SPAC Class A Stock and SPAC Class B Stock converted into the right to receive the Merger Consideration shall no longer be outstanding and shall cease to exist, and each holder of any shares of SPAC Class A Stock or SPAC Class B Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive the applicable portion of the Merger Consideration into which such shares of SPAC Class A Stock and SPAC Class B Stock shall have been converted.

(d)            Treatment of SPAC Warrants.

(i)            Each Public Warrant that is outstanding and unexercised immediately prior to the Effective Time shall be converted into and become a warrant to purchase Target Common Shares (“Target Warrants”), and the Target shall assume each such Public Warrant in accordance with its terms (as in effect as of the date of this Agreement). All rights with respect to SPAC Shares under Public Warrants assumed by the Target shall thereupon be converted into rights with respect to the Target Warrants. Accordingly, from and after the Effective Time: (A) each Target Warrant assumed by the Target may be exercised solely for Target Common Shares; (B) the number of Target Common Shares subject to each Target Warrant assumed by the Target shall be the same number of SPAC Shares that were subject to such Public Warrant immediately prior to the Effective Time; (C) the exercise price for the Target Common Shares issuable upon exercise of each Target Warrant shall be the same as the applicable exercise price in effect immediately prior to the Effective Time; and (D) any restriction on the exercise of any Public Warrant assumed by the Target shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Public Warrant shall otherwise remain unchanged; provided, however, that to the extent provided under the terms of a Public Warrant, such Public Warrant assumed by the Target in accordance with this Section 3.2(d)(i) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Target Common Shares subsequent to the Effective Time.

(ii)           Notwithstanding anything in this Agreement, in accordance with the Sponsor Support Agreement, effective upon the Closing, any and all Private Placement Warrants held by the Sponsors and outstanding as of the date hereof will be cancelled and forfeited, and shall cease to exist, effective upon the Closing, and no consideration shall be delivered in exchange therefor.

(e)            As consideration for the Target Common Shares issued pursuant to Section 3.2(c) hereof, SPAC will issue such number of fully paid and non-assessable shares of common stock of SPAC to Target as SPAC reasonably determines has an aggregate fair market value equal to the aggregate fair market value of such Target Common Shares.

(f)            As consideration for the Target Warrants issued pursuant to Section 3.2(d) hereof, SPAC will issue such number of fully paid and non-assessable shares of common stock of SPAC to Target as SPAC reasonably determines has an aggregate fair market value equal to the aggregate fair market value of such Target Warrants;

(g)            In respect of the issuance of each Target Common Share pursuant to Section 3.2(c) hereof, the Target shall add an amount to the capital account maintained for the Target Common Shares for purposes of the Business Corporations Act (British Columbia) equal to the fair market value of the shares (or portion thereof) of SPAC Class A Stock and SPAC Class B Stock, as applicable, received as consideration therefor.

Section 3.3            No Dissenters’ Rights. No dissenters’ rights will be applicable with respect to the Transactions.

Section 3.4            Exchange Procedures.

(a)            Prior to the Effective Time, the Target shall engage, as an exchange agent, a Person selected by the Target and reasonably acceptable to SPAC (the “Exchange Agent”) and enter into an exchange agent agreement reasonably acceptable to the Target and SPAC with the Exchange Agent for the purpose of (i) exchanging each SPAC Share that is issued and outstanding immediately prior to the Effective Time (after giving effect to the SPAC Share Redemption and excluding the Excluded Shares and all SPAC Shares being forfeited pursuant to the Sponsor Support Agreement) for the Per Share Merger Consideration issuable in respect of such SPAC Shares pursuant to Section 3.2(c)(ii) (subject to any required Tax withholding as provided under Section 3.8) and on the terms and subject to the other conditions set forth in this Agreement and (ii) exchanging each Public Warrant that is issued and outstanding immediately prior to the Effective Time for the Target Warrants issuable in respect of such Public Warrants pursuant to Section 3.2(d)(i) and on the terms and subject to the other conditions set forth in this Agreement.

(b)            At the Closing, the Target and SPAC shall, and shall use commercially reasonable best efforts to cause Warrant Agent to, enter into an assignment and assumption agreement in customary form and substance reasonably acceptable to the Parent, SPAC and Warrant Agent, pursuant to which SPAC will assign to the Target all of its rights, interests, and obligations in and under the Warrant Agreement as of the Effective Time to reflect the assumption of the SPAC Warrants by the Target as set forth in Section 3.2(d).

(c)            At the Effective Time, the Target shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of SPAC Shares that are entitled to receive any portion of the Merger Consideration or Target Warrants in accordance with the terms of this Agreement and for exchange through the Exchange Agent, (i) evidence of Target Common Shares in book-entry form representing the Per Share Merger Consideration issuable pursuant to Section 3.2(c)(ii) in exchange for the applicable SPAC Shares and (ii) evidence of Target Warrants in book-entry form representing the Target Warrants issuable pursuant to Section 3.2(d) in exchange for the applicable SPAC Warrants.

(d)            If the Exchange Agent requires that, as a condition to receive the Merger Consideration, any holder of SPAC Shares (other than any Excluded Shares) deliver a letter of transmittal to the Exchange Agent, then (i) as promptly as practicable after the Effective Time (or prior thereto if, and to the extent, reasonably practicable and reasonably agreed between the Parent and SPAC, such agreement not to be unreasonably withheld), the Target shall direct the Exchange Agent to mail to such holder of SPAC Shares that are issued and outstanding immediately prior to the Effective Time (after giving effect to the SPAC Share Redemption and excluding the Excluded Shares and all SPAC Shares being forfeited pursuant to the Sponsor Support Agreement) that have been converted at the Effective Time into the right to receive the applicable portion of the Merger Consideration pursuant to Section 3.2(c)(ii) a letter of transmittal, and shall specify that delivery of such SPAC Shares shall be effected, and risk of loss and title to such SPAC Shares shall pass, only upon proper delivery of (A) a duly completed letter of transmittal and (B) such other applicable surrender documentation referenced in such letter of transmittal as reasonably required by the Exchange Agent ((A)-(B), the “SPAC Surrender Documents”) to the Exchange Agent and instructions for use in effecting the surrender of the SPAC Shares in exchange for the applicable portion of the Merger Consideration set forth in Section 3.2(c)(ii), (ii) from and after the Effective Time, such holder of any SPAC Shares that have been converted into the right to receive a portion of the Merger Consideration shall be entitled to receive such portion of the Merger Consideration only upon delivery to the Exchange Agent of all properly completed SPAC Surrender Documents, duly executed by such holder, at which point such holder shall be entitled to receive the applicable portion of the Merger Consideration in book-entry form or, at such holder’s option, certificates representing such portion of the Merger Consideration.

(e)            If the Per Share Merger Consideration is to be issued to a Person other than the SPAC Shareholder in whose name the transferred SPAC Share is registered, it shall be a condition to the issuance of the Per Share Merger Consideration to such Person that the Person requesting such consideration pay to the Exchange Agent any Transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such SPAC Share or establish to the satisfaction of the Exchange Agent that such Transfer Taxes have been paid or are not payable.

(f)            If the Target Warrants to be issued to a Person other than the SPAC Shareholder in whose name the transferred SPAC Warrant is registered, it shall be a condition to the issuance of the Target Warrants to such Person that the Person requesting such consideration pay to the Exchange Agent any Transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such SPAC Warrant or establish to the satisfaction of the Exchange Agent that such Transfer Taxes have been paid or are not payable.

(g)            No interest will be paid or accrued on the Merger Consideration or the Target Warrants to be issued pursuant to this Agreement (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 3.4, each SPAC Share that has been converted into the right to receive a portion of the Merger Consideration shall solely represent the right to receive the Per Share Merger Consideration, and each SPAC Warrant that has been converted into the right to receive a Target Warrant shall solely represent the right to receive the applicable Target Warrant.

(h)           At the Effective Time, the stock transfer books of SPAC shall be closed and there shall be no transfers of SPAC Shares or SPAC Warrants that were outstanding immediately prior to the Effective Time.

(i)            Any portion of the Merger Consideration that remains unclaimed by the applicable SPAC Shareholders twelve (12) months following the Closing Date shall be delivered to the Target or as otherwise instructed by the Target, and any SPAC Shareholder who has not exchanged his, her or its SPAC Shares or SPAC Warrants, as applicable, for the Per Share Merger Consideration or the Target Warrants, as applicable, in accordance with this Section 3.4 prior to that time shall thereafter look only to the Target for the issuance of the Per Share Merger Consideration or the Target Warrants, as applicable, without any interest thereon. None of the Target, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar law. Any portion of the Merger Consideration remaining unclaimed by the applicable SPAC Shareholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Laws, the property of the Target free and clear of any claims or interest of any Person previously entitled thereto.

(j)            All Target Common Shares or Target Warrants delivered upon the exchange of SPAC Shares and SPAC Warrants, as applicable, in accordance with the terms of this Article III shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the securities represented by such SPAC Shares or SPAC Warrants, as applicable. From and after the Effective Time, holders of SPAC Shares and SPAC Warrants shall cease to have any rights as SPAC Shareholder, except as provided in this Agreement or by applicable Laws.

Section 3.5            Certain Adjustments. The number of Target Common Shares that each shareholder of SPAC is entitled to receive as a result of the Merger shall be equitably adjusted to reflect appropriately the effect of any stock split, split-up, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Target Common Shares), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to SPAC Class A Shares occurring on or after the date hereof and prior to the Closing.

Section 3.6            Financing Certificate and Closing Calculations.

(a)            Not later than three (3) Business Days prior to the Closing Date, SPAC shall deliver to the Target written notice (the “Financing Certificate”) setting forth: (i) the aggregate amount of cash proceeds that will be required to satisfy any exercise of the SPAC Share Redemptions; (ii) the estimated amount of SPAC Cash and SPAC Transaction Expenses as of the Closing; and (iii) the number of shares of SPAC Class A Stock to be outstanding as of the Closing after giving effect to the SPAC Share Redemptions. The Target shall be entitled to rely in all respects on the Financing Certificate. If the Target in good faith disagrees with any portion of the Financing Certificate, then the Target may deliver a notice of such disagreement to SPAC until and including the first (1st) Business Day prior to the Closing Date (the “Target Pre-Closing Notice of Disagreement”).

(b)            Not later than three (3) Business Days prior to the Closing Date, the Target shall provide to SPAC a written notice setting forth: (i) the Target’s good faith estimate of the amount of the Parent Transaction Expenses, and (ii) the number of Target Common Shares that will be issued and outstanding immediately following the Stock Split (the “Closing Statement”). If SPAC in good faith disagrees with any portion of the Closing Statement, then SPAC may deliver a notice of such disagreement to the Target until and including the first (1st) Business Day prior to the Closing Date (the “SPAC Pre-Closing Notice of Disagreement”).

(c)            The Target and SPAC shall seek in good faith to resolve any differences they have with respect to the matters specified in the Target Pre-Closing Notice of Disagreement or SPAC Pre-Closing Notice of Disagreement, as applicable. If Target and SPAC fail to agree upon the Target Pre-Closing Notice of Disagreement or SPAC Pre-Closing Notice of Disagreement, as applicable by 12:00 p.m. Eastern Time one (1) Business Day prior to the Closing Date, then, subject to the satisfaction or, to the extent permitted by applicable Laws, waiver of the conditions set forth in Article IV, the Closing shall proceed on the date and at the time contemplated by Section 2.3.

Section 3.7            Withholding. Notwithstanding anything in this Agreement to the contrary, the Parent, the Target, Merger Sub, the Exchange Agent and any other Person making a payment under this Agreement (each, a “Payor”), shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to this Agreement any amount required to be deducted and withheld with respect to the making of such payment under applicable Laws. Each Party shall expend commercially reasonable efforts to (i) avail itself of any available exemptions from, or any refunds, credits or other recovery of, any such Tax deductions and withholdings and shall cooperate with the other Parties in providing any information and documentation that may be necessary to obtain such exemptions, refunds, credits or other recovery and (ii) eliminate or minimize the amount of any such Tax deductions and withholdings. If any such withholding is so required in connection with any such payments, the Party required to so withhold shall use commercially reasonable efforts to provide written notice to the Party in respect of whom such withholding is required to be paid of the amounts to be deducted and withheld as soon as practicable prior to such payment. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made; provided that the Payor provides to such Person evidence that such amounts have been paid to the applicable Tax authority or other Governmental Entity. The Parties will work together reasonably and in good faith to implement the foregoing requirements of this Section 3.8, and may by mutual agreement vary or waive such requirements (subject to compliance with Laws).

Section 3.8            Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company following the Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SPAC and Merger Sub, the officers, directors, managers and members, as applicable, (or their designees) of SPAC, Merger Sub and the Target are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE IV
CLOSING CONDITIONS

Section 4.1            Conditions to the Obligations of the Parties at Closing.

(a)            Conditions to the Obligations of Each Party. The obligation of each Party to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction or written waiver, as of the Closing Date, of each of the following conditions:

(i)            No Orders or Illegality. There shall not be any applicable Law in effect that makes the consummation of the transactions contemplated by this Agreement illegal or any Order in effect enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.

(ii)           Required Vote. The Required Vote shall have been obtained.

(iii)          Parent Shareholder Vote. If required, the Parent Requisite Approval to definitively approve the Merger and related matters shall have been obtained.

(iv)          Regulatory Review. Any required stock exchange or regulatory review, including by the SEC, Nasdaq and the Canadian Securities Exchange (the “CSE”), shall have been completed and the receipt of any mutually agreed required regulatory approvals shall have been obtained.

(v)           Joint Proxy/Registration Statement. SPAC shall have filed a joint Proxy/Registration Statement with the SEC on Form F-4 and such Proxy/Registration Statement shall have been declared effective by the SEC and remain effective as of the Closing.

(vi)          Consents. Any consents or approvals required by the CSE and applicable Canadian securities laws shall have been obtained.

(vii)         Resignations of Directors & Officers. Each officer and director of SPAC shall have delivered a resignation.

(b)           Conditions to Obligations of SPAC. The obligations of SPAC to consummate the transactions to be performed by SPAC in connection with the Closing is subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:

(i)            Representations and Warranties.

(A)           The representations and warranties of the Parent set forth in Article V of this Agreement (other than the Parent Fundamental Representations) shall be true and correct as of the date of this Agreement and as of the Closing Date in all respects as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect; and

(B)            Parent Fundamental Representations, in each case, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date).

(ii)           Performance and Obligations of the Target. The Target shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it, on or prior to the Closing Date.

(iii)          Material Adverse Effect. Since the Effective Date, there has been no Material Adverse Effect.

(iv)          Officer’s Certificate. (A) The Parent shall deliver to SPAC, a duly executed certificate from an authorized Person of the Parent, dated as of the Closing Date, certifying that the conditions set forth in Section 4.1(b)(i), Section 4.1(b)(ii), and Section 4.1(b)(iii) with respect to the Parent have been satisfied.

(v)           Ancillary Agreements. The Parent and Target shall have executed and delivered a copy of each Ancillary Agreement to which they are a party.

(vi)          PCAOB Financial Statements. The Target shall have delivered to SPAC the PCAOB Financial Statements of the Target.

(vii)         The Fairness Opinion shall have been received by SPAC.

(c)           Conditions to Obligations of the Parent and Target. The obligation of the Parent and the Target to consummate the transactions to be performed by the Parent and the Target, in connection with the Closing is subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:

(i)            Representations and Warranties.

(A)           The representations and warranties of SPAC set forth in Article VI of this Agreement (other than SPAC Fundamental Representations) and the representations of the Sponsor set forth in Article VII of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a SPAC Material Adverse Effect; and

(B)            SPAC Fundamental Representations, in each case, without giving effect to any materiality or material adverse effect qualifiers contained therein, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct in all material respects as of such date).

(ii)           Performance and Obligations of SPAC and Sponsor. SPAC and Sponsor shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by SPAC and Sponsor, respectively, on or prior to the Closing Date.

(iii)          SPAC Material Adverse Effect. Since the Effective Date there has been no SPAC Material Adverse Effect.

(iv)          Officer’s Certificate. SPAC and Sponsor shall deliver to the Parent, a duly executed certificate from an officer of SPAC and of Sponsor, respectively, dated as of the Closing Date, certifying that the conditions set forth in Section 4.1(c)(i), Section 4.1(c)(ii), and Section 4.1(c)(iii) have been satisfied.

(v)           Available Closing Date Cash. SPAC shall have the Available Closing Date Cash as of the Closing Date.

(vi)          SPAC Closing Deliveries. The SPAC shall have executed and delivered a copy of each Ancillary Agreement to which it is a party.

(vii)         Stock Exchange Listing. Target Common Shares to be issued in connection with the Merger have been approved for listing on Nasdaq, subject only to official notice of issuance thereof, and immediately following the Closing, Target shall satisfy all applicable initial and continuing listing requirements of Nasdaq and shall not have received any notice of non-compliance therewith.

(viii)        PIPE. Completion of the PIPE Investment in the PIPE Investment Amount shall have occurred or shall be ready to occur substantially concurrently with the Closing.

(d)           Frustration of Closing Conditions. Neither the Parent nor SPAC may rely on the failure of any condition set forth in this Section 4.1 to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use commercially reasonable efforts to cause the closing conditions of such other Party to be satisfied.

(e)           Waiver of Closing Conditions. Upon the occurrence of the Closing, any condition set forth in this Section 4.1 that was not satisfied as of the Closing shall be deemed to have been waived as of and from the Closing.

ARTICLE V
REPRESENTATIONS AND WARRANTIES REGARDING THE TARGET

As an inducement to SPAC to enter into this Agreement and consummate the transactions contemplated by this Agreement, except as set forth in the applicable section of the Parent Disclosure Letter, the Parent and Target hereby represent and warrant to the SPAC, the following:

Section 5.1            Organization; Authority; Enforceability. The Target is (a) duly incorporated or formed, validly existing, and in good standing (or the equivalent), if applicable, under the Laws of its jurisdiction of incorporation or formation (or, if continued in another jurisdiction, under the Laws of its current jurisdiction of registration (as applicable)), (b) qualified to do business and is in good standing (or the equivalent), if applicable, in the jurisdictions in which the conduct of its business or locations of its assets and/or its leasing, ownership, or operation of properties makes such qualification necessary, except where the failure to be so qualified to be in good standing (or the equivalent) would not reasonably be expected to be material to the Target and (c) the Target has the requisite power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted. The Parent has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby with respect to the Target, and, has taken all corporate or other legal entity action necessary in order to execute, deliver and except for the obtaining of Parent shareholder approval, perform its respective obligations hereunder and to consummate the transactions contemplated hereby and thereby. The Parent and Target have duly approved this Agreement and the Ancillary Agreements to which they are a party and to consummate the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement by the Parent and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Parent and the Target and constitutes the valid and binding agreement of the Parent and the Target, enforceable against such Party in accordance with its terms, except as such may be limited by bankruptcy, insolvency, winding-up, reorganization or other Laws affecting creditors’ rights generally, by general equitable principles and mandatory applicable Laws. Correct and complete copies of the Governing Documents of the Target, as in effect on the date hereof, have been made available to SPAC.

Section 5.2            No Dissolution, Bankruptcy or Insolvency. No measures have been taken or threatened for the dissolution and liquidation or declaration of bankruptcy of the Target and no events have occurred which would justify any such measures to be taken, in particular (i) no order has been made, petition presented, resolution passed or meeting convened for the winding up, dissolution or liquidation of the Target and there are no proceedings under applicable insolvency, bankruptcy, composition, moratorium, reorganization, or similar laws and no events have occurred which would require the initiation of any such proceedings, nor are any such proceedings threatened; and (ii) no receiver, liquidator, administrator, commissioner or similar official has been appointed in respect of the Target and no step has been taken for or with a view to the appointment of such a person. The Target is neither over-indebted, nor insolvent nor unable to pay its debts as they fall due pursuant to the respective applicable Law.

Section 5.3            Corporate Books and Registers. The corporate books, registers, accounts, ledgers, records and supporting documents of the Target are up to date and contain complete and accurate records in all material respects of all matters since the Lookback Date, which were required to be dealt with in such documents pursuant to the relevant applicable Law.

Section 5.4            Noncontravention. Except for the filings pursuant to Section 9.8, the consummation by the Parent and the Target of the transactions contemplated by this Agreement and the Ancillary Agreements do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon any of Target’s assets, (f) require any approval from, or (g) require any filing with, (i) any Material Contract, (ii) any Governing Document of the Target or (iii) any Law or Order to which the Target is bound or subject, with respect to clauses (d) through (g), which would reasonably be expected to be material to the Target.

Section 5.5            Capitalization.

(a)            Section 5.5(a) of the Parent Disclosure Letter sets forth with respect to the Target as of the Effective Date, (i) its name and jurisdiction of incorporation or formation, (ii) its form of organization or formation and (iii) the Equity Securities issued by the Target (including the number and class (as applicable) of vested and unvested Equity Securities) and the record and beneficial ownership (including the percentage interests held thereby) thereof. The Equity Securities set forth on Section 5.5(a) of the Parent Disclosure Letter comprise all of the share capital, limited liability company interests or other Equity Securities, as applicable, of the Target that are issued and outstanding as of the Effective Date and the holders of the Equity Securities are the registered and sole legal and beneficial owners of the Equity Securities free from any Liens.

(b)           Except as set forth on Section 5.5(b) of the Parent Disclosure Letter, or set forth in this Agreement and if applicable, as further detailed in the Ancillary Agreements or the Governing Documents of the Target:

(i)            there are no outstanding options, warrants, Contracts, calls, puts, rights to subscribe, conversion rights or other similar rights to which the Target is a party or which is binding upon the Target providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Securities;

(ii)           the Target is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities;

(iii)          the Target is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Securities;

(iv)          there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of Equity Securities of the Target to which the Target is a party;

(v)           the Target has not violated any applicable securities Laws or any preemptive or similar rights created by Law, Governing Document or Contract to which such company is a party in connection with the offer, sale or issuance of any of its Equity Securities; and

(vi)          other than pursuant to applicable Law, there are no contractual restrictions which prevent the payment of dividends or distributions by the Target.

(c)            Except as set forth on Section 5.5(c) of the Parent Disclosure Letter, all of the issued and outstanding Equity Securities of the Target have been duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto, and were not issued in violation of any preemptive rights, call options, rights of first refusal, subscription rights, transfer restrictions or similar rights of any Person or applicable Law.

(d)            At Closing, the Target will not own, directly or indirectly, any Equity Securities in any Person, and the Target has not agreed to acquire any Equity Securities of any Person or, except through Subsidiaries that will be disposed of prior to Closing, has any branch, division, establishment or operations outside the jurisdiction in which it is incorporated, formed or organized (as applicable).

Section 5.6            Financial Statements; No Undisclosed Liabilities.

(a)            Attached as Section 5.6(a) of the Parent Disclosure Letter are (x) the audited consolidated balance sheets of the Parent as of March 31, 2022 (the “Latest Balance Sheet”) and (y) the related audited consolidated statements of operations for the fiscal periods then ended (together with the Latest Balance Sheet, the “Audited Financial Statements”).

(b)            The Audited Financial Statements have been, and the PCAOB Financial Statements will be, when delivered to SPAC, derived from the books and records of the Parent and the Target. The Audited Financial Statements have been, and the PCAOB Financial Statements will be, when delivered SPAC, prepared in all material respects in accordance with IFRS applied on a consistent basis throughout the periods indicated therein, and the Audited Financial Statements fairly presents and the PCAOB Financial Statements will, when delivered to SPAC, fairly present, in all material respects, the combined assets, liabilities, and financial condition as of the respective dates thereof and the operating results of the Parent and the Target, respectively, for the periods covered thereby, subject to normal, year-end audit adjustments (none of which will be material) and the absence of footnotes and other presentation items.

(c)            The Target has no material Liabilities that are required to be disclosed on a balance sheet in accordance with IFRS, other than (i) Liabilities set forth in or reserved against in the Audited Financial Statements; (ii) Liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, or was caused by any breach of warranty, breach of Contract or infringement or violation of Law); or (iii) Liabilities arising under this Agreement, the Ancillary Agreements and/or the performance by the Target of its obligations hereunder or thereunder or incurred in connection with the transactions contemplated by this Agreement, including the Parent Transaction Expenses.

(d)            The Target has no outstanding indebtedness.

(e)            The Target does not maintain any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities and Exchange Commission.

Section 5.7            No Material Adverse Effect. Since the date of the Latest Balance Sheet through the Effective Date, there has been no Material Adverse Effect.

Section 5.8            Absence of Certain Developments. Since the date of the Latest Balance Sheet, the Target has conducted its business in all material respects in the Ordinary Course of Business. Other than as set forth in Section 5.8 of the Parent Disclosure Letter the Target has not taken any action that would, if taken after the Effective Date, require SPAC’s consent under Section 8.1(a) of this Agreement.

Section 5.9            Real Property. The Target does not own or lease any real property.

Section 5.10          Tax Matters. The Target has timely filed any income and other material Tax Returns required to be filed by it on or prior to the Closing Date pursuant to applicable Laws (taking into account any validly obtained extensions of time within which to file). All income and other material Tax Returns filed by the Target, if any, are correct and complete in all material respects and have been prepared in material compliance with all applicable Laws. All income and other material amounts of Taxes due and payable by the Target for which the applicable statute of limitations remains open have been timely paid (whether or not shown as due and payable on any Tax Return).

(a)            The Target has timely and properly withheld or collected and paid to the applicable Taxing Authority all material amounts of Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party and all material sales, use, ad valorem, value added, and similar Taxes and has otherwise complied in all material respects with all applicable Laws relating to such withholding, collection and payment of Taxes.

(b)            The Target is not currently or has been since the Lookback Date the subject of any Tax Proceeding with respect to any Taxes or Tax Returns of or with respect to the Target and to the Knowledge of the Target no such Tax Proceeding is pending, and, no such Tax Proceeding has been threatened in writing, in each case, that has not been settled or resolved. The Target has not commenced a voluntary disclosure proceeding in any jurisdiction that has not been resolved or settled. All material deficiencies for Taxes asserted or assessed in writing against the Target has been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and to the Knowledge of the Target, no such deficiency has been threatened or proposed in writing against the Target.

(c)            There are no outstanding agreements extending or waiving the statute of limitations applicable to any Tax or Tax Return with respect to the Target or extending a period of collection, assessment or deficiency for Taxes due from or with respect to the Target, which period (after giving effect to such extension or waiver) has not yet expired, and no written request for any such waiver or extension is currently pending. The Target is not the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return not previously filed.

(d)            There is no Lien for Taxes on any of the assets of the Target, other than Permitted Liens.

(e)            The Target has no material Liability for Taxes of any other Person as a successor or transferee, by contract, by operation of Law, or otherwise (other than pursuant to an Ordinary Course Tax Sharing Agreement). The Target is not a party to or bound by any Tax Sharing Agreement, except for any Ordinary Course Tax Sharing Agreement.

(f)            Any unpaid Taxes of the Target (i) did not, as of the date of the Latest Balance Sheet, materially exceed the reserves for Tax liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) included in the Latest Balance Sheet and (ii) do not materially exceed such reserves as adjusted for the passage of time through the Closing Date in accordance with the past practices of the Target in filing its Tax Returns.

Section 5.11          Contracts.

(a)            Except as set forth on Section 5.11(a) of the Parent Disclosure Letter, the Target is not a party to, or bound by, any (other than any Contracts that are no longer in effect and under which the Target has no continuing or potential material Liability):

(i)            collective bargaining agreement;

(ii)           leases, subleases, licenses, concessions and other Contracts pursuant to which the Target holds any leased real property;

(iii)          (x) Contract for the employment or engagement of any directors, officers, employees or individual independent contractors providing for an annual base compensation in excess of $100,000, (y) Contract providing for severance payments in excess of $250,000, in the aggregate or (z) Contract requiring the payment of any compensation by the Target that is triggered as a result of the consummation of the transactions contemplated by this Agreement;

(iv)          Contract under which the Target has created, incurred, assumed or borrowed any money or issued any note, indenture or other evidence of Indebtedness or guaranteed Indebtedness of others, in each case having an outstanding principal amount in excess of $250,000;

(v)           written license or royalty Contract licensing-in or granting to the Target right in or immunity under any Intellectual Property, other than Contracts (w) concerning uncustomized, commercially available Software (whether software, software-as-a-service services, platform-as-a-service services, and/or infrastructure-as-a-service services) licensed for less than $250,000 in annual fees; (x) that include a license in of any commercially available Intellectual Property pursuant to stock, boilerplate, or other generally non-negotiable terms, such as, for example, website and mobile application terms and conditions or terms of use, stock photography licenses, and similar Contracts; or (y) whereby Intellectual Property is implicitly licensed;

(vi)          written license or royalty Contract licensing out or granting any rights in or immunity under any Owned Intellectual Property to any Person, other than Contracts (w) pursuant to which the Target grants non-exclusive licenses that are immaterial to the business of the Target; or (x) whereby Owned Intellectual Property is non-exclusively implicitly licensed or non-exclusively licensed to service providers, subcontractors, or suppliers of the Target solely to the extent necessary for such Person to provide services thereto;

(vii)         Contract that the Target reasonably expects will require aggregate future payments to or from the Target in excess of $500,000 in the twelve (12) month period following Closing, other than those Contracts that can be terminated without material penalty by the Target upon ninety (90) days’ notice or less and can be replaced with a similar Contract on materially equivalent terms in the Ordinary Course of Business;

(viii)        joint venture, partnership or similar Contract;

(ix)          other than this Agreement, Contract for the sale or disposition of any material assets or Equity Securities of the Target (other than those providing for sales or dispositions of (x) assets and inventory in the Ordinary Course of Business, and (y) assets no longer used in the businesses of the Target, in each case, under which there are material outstanding obligations of the Target) (including any sale or disposition agreement that has been executed, but has not closed);

(x)           Contract that materially limits or restricts, or purports to limit or restrict, the Target (or after the Closing, SPAC or the Surviving Company) from engaging or competing in any line of business or material business activity in any jurisdiction;

(xi)          Contract that contains a provision providing for the sharing of any revenue or cost-savings with any other Person;

(xii)         Contract involving the payment of any earnout or similar contingent payment;

(xiii)        Contract involving the settlement, conciliation or similar agreement of any Proceeding or threatened Proceeding (y) involving payments (exclusive of attorney’s fees) in excess of $75,000 in any single instance or in excess of $250,000 in the aggregate, or (z) that by its terms limits or restricts the Target from engaging or competing in any line of business in any jurisdiction;

(xiv)        Contract requiring any capital commitment or capital expenditure (or series of capital commitments or expenditures) following the Closing Date by the Target in an amount in excess of $250,000 annually or $500,000 over the life of the Contract;

(xv)         Contract that relates to the future acquisition of material business, assets or properties by the Target (including the acquisition of any business, stock or material assets of any Person or any real property and whether by merger, sale of stock, sale of assets or otherwise) for a purchase price in excess of $250,000 in any single instance or in excess of $500,000 in the aggregate, except for (x) any agreement related to the transactions contemplated by this Agreement, (y) any non-disclosure, indications or interest, term sheets, letters of intent or similar agreements entered into in connection with such acquisitions, and (z) any agreement for the purchase of inventory or other assets or properties in the Ordinary Course of Business; or

(xvi)        Contract pursuant to which any Person (other than the Target) has guaranteed the Liabilities of the Target.

(b)           each Contract listed on Section 5.11(a) of the Parent Disclosure Letter (each, a “Material Contract”) is in full force and effect and is valid, binding and enforceable against the Target and against each other party thereto, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. The Target has made available to SPAC a copy of each Material Contract. With respect to all Material Contracts, to the Knowledge of the Parent, no other party to any such Material Contract is in breach or default thereunder, which breach or default would be or reasonably be expected to be material (or is alleged in writing to be in breach or default thereunder, which breach or default would be or reasonably be expected to be material) and, to the Knowledge of the Target, there does not exist under any Material Contract any event or circumstance which, with the giving of notice or the lapse of time (or both), would constitute such a breach or default by the Target thereunder (which breach or default would be or reasonably be expected to be material) or any other party to such Material Contract (which breach or default would be or reasonably be expected to be material). The Target has not received any written claim or notice, or, oral claim or notice, of breach of or default under any such Material Contract (which breach or default would be or reasonably be expected to be material).

(c)           Set forth on Section 5.11(c) of the Parent Disclosure Letter is a list of the Material Suppliers. Since the date of the Latest Balance Sheet, no such Material Supplier has canceled, terminated or, materially and adversely altered its relationship with the Target (in each case would be or reasonably be expected to be material) or threatened in writing to cancel, terminate or materially and adversely alter its relationship with the Target (in each case, would be or reasonably be expected to be material). There have been no disputes between the Target and any Material Supplier since the date of the Latest Balance Sheet which would be or reasonably be expected to be material.

(d)           Other than as set forth in their Governing Documents, the Target is not subject to any obligation (contingent or otherwise) to repurchase or otherwise retire any Equity Securities of another Person.

Section 5.12          Intellectual Property.

(a)            As of the date of this Agreement, there is not and, to the Knowledge of the Parent, since the Lookback Date there have not been, any Proceedings pending (or, to the

Knowledge of the Parent, threatened, and, since the Lookback Date, the Target has not received any written charge, complaint, claim, demand, or notice that has not been fully resolved with prejudice) alleging any such infringement, misappropriation or other violation (including any claim that the Target must license or refrain from using any material Intellectual Property rights of any Person) or challenging the ownership, registration, validity or enforceability of any Owned Intellectual Property. To the Knowledge of the Parent, none of the Target, its products or services, nor the conduct of the business does or did infringe, misappropriate, or otherwise violate any Intellectual Property of any Person.

(b)           As of the date of this Agreement, (i) to the Knowledge of the Parent, no Person is, infringing upon, misappropriating or otherwise violating any Owned Intellectual Property in a manner that is material to the Target; and (ii) the Target has not sent to any Person any written notice, charge, complaint, claim or other written assertion against such third Person claiming infringement or violation by or misappropriation of any Intellectual Property of the Target.

(c)            The Target is the sole and exclusive owner of all right, title, and interest in and to all Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens) and the Target owns, or has the valid right to use, all other Intellectual Property and IT Assets that are used in or necessary for the conduct of the business of the Target as currently conducted and as contemplated to be conducted, and none of the foregoing will be materially adversely impacted by (nor will require the payment or grant of additional material amounts or material consideration as a result of) the execution, delivery, or performance of this Agreement or any Ancillary Agreement, or the consummation of the transactions contemplated hereby or thereby.

(d)           All Publicly Available Software used by the Target in connection with the Target’s business has been used in all material respects in accordance with the terms of its governing license. The Target has not used any Publicly Available Software in connection with Owned Intellectual Property, nor licensed or distributed to any third party any combination of Publicly Available Software and Owned Intellectual Property, in each case, in a manner that (i) requires, or conditions the use or distribution of any Software that is Owned Intellectual Property on, the disclosure, licensing or distribution of any source code for any Owned Intellectual Property or (ii) otherwise imposes any limitation, restriction or condition on the right or ability of the Target to use, distribute or enforce Owned Intellectual Property in any manner (the terms of such Publicly Available Software giving rise to the events in clauses (i) and (ii), “Copyleft Terms”).

(e)            No current or former director, officer, manager, employee, agent or third-party representative of the Target has any right, title or interest, directly or indirectly, in whole or in part, in any material Intellectual Property owned or used by the Target, in each case except as would not be material. Except as disclosed in Section 5.12(g) of the Parent Disclosure Letter, the Target has obtained from all Persons (including all current and former founders, officers, directors, shareholders, employees, contractors, consultants and agents) who have contributed to the creation of any Owned Intellectual Property a valid and enforceable written present assignment of all rights, title, and interest in and to any such Owned Intellectual Property to the Target, or all such rights, title, and interest in and to such Owned Intellectual Property have vested in the Target by operation of Law, in each case except where the failure to do so is not material to the Target. To the Knowledge of the Parent, no Person is in violation of any such written assignment agreements.

(f)            The Target has taken commercially reasonable measures to protect and maintain the confidentiality of all Trade Secrets and any other material confidential information (including material proprietary source code) owned by the Target (and any confidential information owned by any Person to whom the Target has a confidentiality obligation). Except as required by Law or as part of any audit or examination by a regulatory authority or self-regulatory authority, no such Trade Secret or confidential information has been disclosed by the Target to any Person other than to Persons subject to a duty of confidentiality or pursuant to a written agreement restricting the disclosure and use of such Trade Secrets or any other confidential information by such Person. To the Knowledge of the Parent, no Person is in violation of any such written confidentiality agreements.

(g)            No government funding, nor any facilities of a university, college, other educational institution, or similar institution, or research center, was used by the Target in the development of any Intellectual Property owned by the Target nor does any such Person have any rights, title, or interest in or to any Owned Intellectual Property. The Target is not member of or party to any patent pool, industry standards body, trade association, or other organization pursuant to which the Target is obligated to grant any license, rights, or immunity in or to any Owned Intellectual Property to any Person.

(h)            The IT Assets are sufficient in all material respects for the current business operations of the Target. The Target has in place commercially reasonable disaster recovery and security plans and procedures and have implemented commercially reasonable security regarding the confidentiality, availability, security and integrity of the IT Assets owned by the Target and all confidential or sensitive data and information stored thereon, such as Personal Information, including from unauthorized access and infection by Unauthorized Code. The Target has maintained in the Ordinary Course of Business all required licenses and service contracts, including the purchase of a sufficient number of license seats, for all Software material to the operations of the Target as currently conducted.

(i)             Each item of Intellectual Property owned or used by the Target immediately prior to the Closing will be owned or available for use by the Target immediately subsequent to the Closing on identical terms and conditions as owned or used by the Target immediately prior to the Closing.

Section 5.13          Data Security; Data Privacy.

(a)            The Target has not experienced any material Security Breaches or material Security Incidents or a material failure of the IT Assets since the Lookback Date, and the Target has not received any uncured written notices, claims or complaints from any Person regarding such a material Security Breach or material Security Incident or material failure of the IT Assets since the Lookback Date. Since the Lookback Date, the Target has not received any uncured written complaint, claim, demand, inquiry or other notice, including a notice of investigation, from any Person (including any Governmental Entity or self- regulatory authority or entity) regarding any of the Target’s Processing of Personal Information or compliance with applicable Privacy and Security Requirements.

(b)           Except as would not be or reasonably be expected to be material, to the Knowledge of the Parent, the Target is, and since the Lookback Date have been, in compliance with all applicable Privacy and Security Requirements. To the Knowledge of the Parent, the Target has a valid and legal right (whether contractually, by Law or otherwise) to access or use all Personal Information that is processed by or on behalf of the Target in connection with the use and/or operation of its products and business, in the manner such Personal Information is accessed and used by the Target except where the failure to have such right would not be material. The execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any applicable Privacy and Security Requirements or result in or give rise to any right of termination or other right to impair or limit the Target’s right to own or process any Personal Information used in or necessary for the conduct of the business of the Target, except where such termination, impairment or limitation would not be material.

Section 5.14          Information Supplied. The information supplied in writing by the Parent or Target expressly for inclusion in the Proxy/Registration Statement, any other document submitted to any other Governmental Entity or any announcement or public statement regarding the transactions contemplated by this Agreement (including the Signing Press Release and the Closing Press Release), shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is filed, submitted or made publicly available, and with respect to information supplied by the Parent or Target for inclusion in the Proxy/Registration Statement, such information is not revised by any subsequently filed amendment prior to the time that the Proxy/Registration Statement is first mailed, to the extent such initially included information does not result in Liabilities to SPAC under the Securities Act or the Securities Exchange Act, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to SPAC Shareholders, or (c) the time of SPAC Shareholder Meeting (in each case, subject to the qualifications and limitations set forth in the materials provided by the Parent or Target or that are included in such filings and/or mailings), except that no warranty or representation is made by the Parent or Target with respect to statements made or incorporated by reference therein based on information supplied by SPAC or its Affiliates for inclusion in such materials.

Section 5.15          Litigation. There are no Proceedings (or to the Knowledge of the Parent or Target, investigations by a Governmental Entity) pending or threatened in writing against the Target or any director or officer of the Target (in their capacity as such), and since the Lookback Date the Target has not been subject to or bound by any material outstanding Orders. There are no Proceedings pending or threatened by the Target against any other Person. There are no ongoing internal investigations by the Target with respect to any current employee.

Section 5.16          Brokerage. The Target has no Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of the Target, the Parent or SPAC to pay any finder’s fee, brokerage or agent’s commissions or other like payments.

Section 5.17          Labor Matters.

(a)            Section 5.17(a) of the Parent Disclosure Letter sets forth a complete list of all employees of the Target as of the date hereof and title and/or job description, job location and base compensation and any bonuses paid with respect to the last fiscal year. As of the date hereof, all employees of the Target are legally permitted to be employed by the Target in the jurisdiction in which such employees are employed in their current job capacities and the necessary working permits are in place.

(b)            Except for Neil Maresky, Target does not have any employees. The Target does not retain, and has not retained in the past, any consultants or freelancers that could be requalified as employees under applicable Laws.

(c)            As of the date of this Agreement, no material salary increases have been resolved but not yet implemented by the Target. Any claims of current or former employees of the Target, including any claims for compensation, bonus, overtime and holidays, are fully provided for in the Audited Financial Statement as per the respective accounts date. Since such accounts date, overtime claims and outstanding holiday entitlements accrued only in the Ordinary Course of Business.

(d)            The Target is not a party to or negotiating any collective bargaining agreement with respect to its employees. There are no strikes, work stoppages, slowdowns or other material labor disputes pending or, to the Knowledge of the Parent, threatened against the Target, and no such strikes, work stoppages, slowdowns or other material disputes have occurred since the Lookback Date. Since the Lookback Date, (i) no labor union or other labor organization, or group of employees of the Target, has made a written demand for recognition or certification with respect to any employees, and there are no representation or certification proceedings presently pending or, to the Knowledge of the Parent, threatened to be brought or filed with the National Labor Relations Board or any similar labor relations tribunal or authority, and (ii) there has been no actual or, to the Knowledge of the Parent, threatened, material unfair labor practice charges against the Target.

(e)            The Target is, and since the Lookback Date has been, in compliance, in all material respects, with all applicable Laws relating to the employment of labor, including (where applicable) provisions thereof relating to wages and hours, classification, equal opportunity, employment harassment, discrimination or retaliation, disability rights, workers’ compensation, affirmative action, collective bargaining, workplace health and safety, immigration, whistleblowing and layoffs, employee trainings and notices, labor relations, employee leave issues, unemployment insurance, and the payment of social security and other Taxes. Since the Lookback Date, the Target has not implemented any mass layoff of their employees.

(f)            Except as set forth on Section 5.17(f) of the Parent Disclosure Letter, the Target does not have in existence any share or other incentive scheme, whether settled in cash or in (phantom) securities of any kind and the Target has no obligation to pay any bonus or similar payments to any present or former employee or consultant. The Target has no obligation to make any severance, change-of-control or transaction bonus payment, or any payment of compensation for loss of office, employment or redundancy to any present or former employee, consultant or director as a consequence of the transactions contemplated by this Agreement.

(g)            Except as would not reasonably be expected to result in material Liabilities to the Target, since the Lookback Date, (i) the Target has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments that have become due and payable to employees; (ii) the Target is not liable for any arrears of wages, compensation or related Taxes, penalties or other sums with respect to its employees; (iii) the Target has paid in full to all employees and individual independent contractors all wages, salaries, commissions, bonuses and other compensation due and payable to or on behalf of such employees and such individual independent contractors; and (iv) each individual who since the Lookback Date has provided or is providing services to the Target, and has been classified as (y) an independent contractor, consultant, leased employee, or other non-employee service provider, or (z) an exempt employee, has been properly classified as such under all applicable Laws relating to wage and hour and Tax.

(h)            To the Knowledge of the Parent, no employee or individual independent contractor of the Target is, with respect to his or her service, in breach of the terms of any employment agreement, nondisclosure agreement, noncompetition agreement, non-solicitation agreement, restrictive covenant or similar obligation (i) owed to the Target; or (ii) owed to any third party. No senior executive has provided, to the Knowledge of the Parent, oral or written notice, and no key employee has provided written notice of any present intention to terminate his or her relationship with the Target within the first twelve (12) months following the Closing.

(i)            Since the Lookback Date, the Target has used reasonable best efforts to investigate all sexual harassment, or other discrimination, or retaliation allegations which have been reported to the appropriate individuals responsible for reviewing such allegations in accordance with the policies and procedures established by the Target. With respect to each such allegation with potential merit, the Target has taken such corrective action that is reasonably calculated to prevent further improper conduct. The Target does not reasonably expect any material Liabilities with respect to any such allegations.

Section 5.18          Employee Benefit Plans.

(a)            Section 5.18(a) of the Parent Disclosure Letter sets forth a list of each material Target Employee Benefit Plan. The Parent has made available to SPAC correct and complete copies of the constituting documents of the Target Employee Benefit Plans. The Target Employee Benefit Plans comply in all material respects with applicable Laws. There are no other pension plans, benefit plans or similar health or welfare commitments of the Target. All premiums, benefits, contributions due to be paid to, and all other liabilities relating to, the Target Employee Benefit Plans or social security have been paid when due or have been adequately provisioned for in the Audited Financial Statements. All Target Employee Benefit Plans that are required to be funded and/or book reserved under applicable Laws or pursuant to the Target Employee Benefit Plans are funded and/or book reserved based upon reasonable actuarial assumptions.

(b)            None of the Target Employee Benefit Plans has any accumulated funding deficiency on a projected benefit obligations basis.

(c)            Except as set forth on Section 5.18(c) of the Parent Disclosure Letter, the consummation of the transactions contemplated by this Agreement, alone or together with any other event will not (i) result in any material payment or benefit becoming due or payable, to any current or former officer, employee, director or individual independent contractor under a Target Employee Benefit Plan or otherwise, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former officer, employee, director or individual independent contractor under a Target Employee Benefit Plan or otherwise, (iii) result in (either alone or in conjunction with any other event including any termination of employment), or cause the acceleration of the time of payment, vesting or funding, delivery of, forfeiture, or increase the amount or value, of any such payment, benefit or compensation under a Target Employee Benefit Plan or otherwise to any employees of the Target or director of the Target, (iv) result in the forgiveness in whole or in part of any outstanding loans made by the Target to any current or former officer, employee, director or individual independent contractor, or (v) result in the payment of any amount that could, individually, or in combination with any other payment, constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code or any comparable Law).

(d)            All accrued pension claims of any of the Target’s employees are either covered by funds of a special foundation, by insurance contracts or provisions the Target has specifically established for such purpose, all pursuant to applicable laws and actuarial principles consistently applied since the Lookback Date. The Target has and will have complied up to the Closing Date with all relevant social security regulations and have and will have made up to the Closing Date all deductions and payments required to be made and due under such regulations for all social security, employment related insurance premiums and pension plan contributions in respect of its employees.

Section 5.19          Insurance. The Target has in effect policies of insurance (including all policies of property, fire and casualty, liability, workers’ compensation, directors and officers and other forms of insurance as may be applicable to the business of the Target) in amounts and scope of coverage as are customary for companies of a similar nature and size operating in the industries in which the Target operates (the “Insurance Policies”). As of the date of this Agreement: (a) all of the material Insurance Policies held by, or for the benefit of, the Target as of the date of this Agreement with respect to policy periods that include the date of this Agreement are in full force and effect, and (b) the Target has not received a written notice of cancellation of any of the Insurance Policies or of any material changes that are required in the conduct of the business of the Target as a condition to the continuation of coverage under, or renewal of, any of the Insurance Policies. The Target is not material breach or material default under, nor has it taken any action or failed to take any action which, with notice or the lapse of time, or both, would constitute a material breach or material default under, or permit a material increase in premium, cancellation, material reduction in coverage, material denial or non-renewal with respect to any Insurance Policy. Since the Lookback Date, there have been no claims by or with respect to the Target under any Insurance Policy as to which coverage has been denied or disputed in any respect by the underwriters of such Insurance Policy.

Section 5.20          Compliance with Laws; Permits.

(a)            The Target is, and since the Lookback Date has been, in material compliance with all Laws applicable to the conduct of its business and, since the Lookback Date, no uncured written notices have been received by the Parent, with respect to the Target, or by the Target from any Governmental Entity or any other Person alleging a material violation of any such Laws.

(b)            The Target holds all permits, licenses, registrations (excluding Intellectual Property registrations and certifications), approvals, consents, accreditations, waivers, exemptions, identification numbers and authorizations of any Governmental Entity, required for the ownership and use of its assets and properties or the conduct of their businesses as currently conducted (collectively, “Permits”) and are in compliance in all material respects with all terms and conditions of such Permits. All of such Permits are valid and in full force and effect and none of such Permits will be terminated as a result of, or in connection with, the consummation of the transactions contemplated by this Agreement. The Target is not in material default under any such Permit and to the Knowledge of the Parent, no condition exists that, with the giving of notice or lapse of time or both, would constitute a material default under such Permit, and no Proceeding is pending or, to the Knowledge of the Parent, threatened, to suspend, revoke, withdraw, modify or limit any such Permit in a manner that has had or would reasonably be expected to have a material and adverse effect on the ability of the Target to use such Permit or conduct its business.

(c)            Since the Lookback Date, each of the Target and its directors, officers and, to the Knowledge of the Target, each of its Affiliates, employees and other Persons acting on its behalf (i) is not and has not been a Sanctioned Person, (ii), in connection with the operation of the business of the Target, is and has been in material compliance with all applicable Sanctions, and (iii) is not and has not been the subject of any civil or criminal fine, penalty, seizure, forfeiture, revocation of an authorization, debarment or denial of future authorizations in connection with any actual or alleged violation of any applicable Sanctions. Since the Lookback Date, there have been no actual or threatened claims or requests for information by a Governmental Entity received by the Parent or the Target with respect to compliance with applicable Sanctions and no disclosures have been made to any Governmental Entity with respect to any actual or potential noncompliance by the Target or its business with applicable Sanctions. The Target has in place adequate controls and systems reasonably designed to ensure compliance with applicable Sanctions.

Section 5.21          Title to and Sufficiency of Assets. The Target has good title to, or, in the case of leased or subleased assets, a valid and binding leasehold interest in, or, in the case of licensed assets, a valid license in, all of its tangible assets, properties and rights free and clear of all Liens other than Permitted Liens (collectively, the “Assets”). All such Assets that are material to the operation of the business of the Target are in reasonably good condition and in a state of reasonably good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used. All such tangible Assets comprise all the material assets used or held by Target for the carrying on of its business as currently conducted and such Assets comprise all material assets necessary for the carrying on of the business of the Target as currently conducted.

Section 5.22          Anti-Corruption Law Compliance.

(a)            Since the Lookback Date, in connection with or relating to the business of the Target, and to the Knowledge of the Parent, no director, officer, manager, employee, agent or third-party representative of the Target (in their capacities as such) (i) has made, authorized, solicited or received any unlawful bribe, rebate, payoff, influence payment or kickback, (ii) has used or is using any corporate funds for any contributions, gifts, entertainment, hospitality, travel, in each case, to the extent illegal, or (iii) has, directly or indirectly, knowingly made, offered, authorized, facilitated, received or promised to make or receive, any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to or from any officer of a Governmental Entity or other Person in violation of applicable Anti-Corruption Laws. There are no pending legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of the Parent, governmental investigations, alleging (i) any such unlawful payments, contributions, gifts, entertainment, bribes, rebates, kickbacks, financial or other advantages, (ii) any other violation of any Anti-Corruption Law.

(b)            The transactions of the Target are accurately reflected on their respective books and records in compliance in all material respects with applicable Anti-Corruption Laws.

Section 5.23          Anti-Money Laundering Compliance.

(a)            The Target maintains and implements (or will cause to be maintained and implemented prior to Closing) procedures designed to reasonably prevent money laundering and otherwise ensure compliance with all applicable Anti-Money Laundering Laws. There are no matters of material non-compliance with any Anti-Money Laundering Law that any Governmental Entity has required the Target to correct since the Lookback Date.

(b)            Neither the Target nor, to the Knowledge of the Parent, any of its respective directors, officers, managers, employees, agents or third-party representatives (in their capacities as such) has knowingly engaged in a transaction that involves their receipt, payment or any other transfer of the proceeds of crime in violation of any Anti-Money Laundering Laws.

(c)            There are no legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of the Parent, governmental investigations, alleging any violations of any Anti-Money Laundering Laws by the Target or any of its respective directors, officers, managers, or employees.

Section 5.24          Affiliate Transactions.

(a)            (x) There are no Contracts (except for the Governing Documents) between any of the Target, on the one hand, and any Interested Party (other than the Parent) on the other hand and (y) no Interested Party (other than the Parent) (i) owes any amount to the Target, (ii) owns any material assets, tangible or intangible, necessary for the conduct of the business of the Target as it has been operated since the Lookback Date or (iii) owns any interest in, or is a director, officer, or owner of, or lender to or borrower from, or has the right to participate in the profits of, any Person which is a competitor, supplier, or landlord of the Target (other than in connection with ownership of less than five percent (5%) of the stock of a publicly traded company) (such Contracts or arrangements described in clauses (x) and (y), “Affiliated Transactions”).

(b)            There have been no Prohibited Affiliate Transactions since the date of the Latest Balance Sheet.

Section 5.25          Environmental Matters.

(a)            The Target has obtained, hold and are, and have been, in material compliance with all Permits required under Environmental Laws.

(b)            No material Proceeding or Order is pending or, to the Knowledge of the Parent, threatened with respect to the Target’s compliance with or Liability under Environmental Laws, and, to the Knowledge of the Parent, there are no facts or circumstances that could reasonably be expected to form the basis of such a Proceeding or Order.

Section 5.26          Healthcare Laws.

(a)            The Target is, and has been since the Lookback Date, in compliance in all material respects with all applicable Healthcare Laws, and has not received written notification of any pending Proceeding from the any applicable regulatory authority, agency or Governmental Entity alleging that any operation or activity of the Target is in violation of any applicable Healthcare Law. There have been no inspections of the Target or any of its contract research organization(s) by any applicable regulatory authority.

(b)            All preclinical and clinical (if any) investigations conducted or sponsored by the Target, or in which the Target has participated, and, to the Knowledge of the Parent, intended to be submitted to a regulatory authority to support a regulatory approval, were, and are being conducted in compliance in all material respects with all applicable Healthcare Laws administered or issued by the applicable Governmental Entity.

(c)            All material reports, documents, claims, permits and notices required to be filed, maintained or furnished to any regulatory authority, agency or Governmental Entity by the Target have been so filed, maintained or furnished. To the Knowledge of the Target, all such reports, documents, claims, permits and notices were materially complete and accurate on the date filed (or were corrected in or supplemented by a subsequent filing). The Target has not (i) made an untrue statement of a material fact or any fraudulent statement any regulatory authority, agency or Governmental Entity, (ii) failed to disclose a material fact required to be disclosed any regulatory authority, agency or Governmental Entity. No Target officer, employee or agent has been convicted of any crime or engaged in any conduct for which debarment is mandated by any Healthcare Law. No Target officer, employee or agent has been convicted of any crime or engaged in any conduct for which such person could be excluded from participating in the federal health care programs of any Healthcare Law. No Proceedings that would reasonably be expected to result in material debarment or exclusion are pending or threatened in writing against the Target or any of its officers, employees, contractors, suppliers (in their capacities as such), agents or other entities or individuals performing research or work on behalf of the Target. The Target is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Entity.

(d)            The Target has not received any written notice, correspondence or other communication from any regulatory authority, agency or Governmental Entity or from any institutional review board requiring the termination or suspension of ongoing or planned clinical trials (if any) conducted by, or on behalf of, the Target.

(e)            No data generated by the Target with respect to its products are the subject of any written regulatory Proceeding, either pending or, to the Knowledge of the Parent, threatened, by any Governmental Entity relating to the truthfulness or scientific integrity of such data.

(f)            Neither the Target or, any director, officer or, any agent, employee, Affiliate or other Person acting on behalf of the Target, has committed an act, made a statement, or failed to take any action or make a statement that, at the time such statement, disclosure, commission was made or failed to be made, in each case, would constitute a material violation of any Healthcare Law.

Section 5.27          No Other Representations and Warranties. Except for the representations and warranties contained in Article V and in any certificate or agreement delivered pursuant hereto, neither the Parent, the Target nor any other Person on behalf of the Parent or Target or any of their respective Affiliates has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Parent or Target or with respect to any other information provided to SPAC and the Parent and Target disclaim any such representation or warranty. Except for the specific representations and warranties contained in this Article V (as modified by the Parent Disclosure Letter) and in any certificate or agreement delivered pursuant hereto, the Parent and Target hereby disclaim all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to SPAC or their respective Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided to SPAC by any director, officer, employee, agent, consultant, or Representative of the Parent or Target, their Subsidiaries or any of their respective Affiliates), and neither the Parent nor Target nor any other Person will have or be subject to any liability or obligation to SPAC or any other Person resulting from the distribution to SPAC or any such party’s use of, or reliance upon any such information.

Section 5.28          Inspections; SPAC’s Representations. The Parent has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. The Parent agrees to engage in the transactions contemplated by this Agreement based upon its own inspection and examination of SPAC and on the accuracy of the representations and warranties set forth in Article VI by SPAC pursuant to this Agreement and hereby disclaims reliance upon any express or implied representations or warranties of any nature made by SPAC or its Affiliates or representatives, except for those set forth in Article VI by SPAC pursuant to this Agreement. The Parent specifically acknowledges and agrees to SPAC’s disclaimer of any representations or warranties other than those set forth in Article VI by SPAC pursuant to this Agreement, whether made by either SPAC or any of its Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Parent, their Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Parent or their Affiliates or representatives by SPAC or any of its Affiliates or representatives), other than those set forth in Article VI by SPAC pursuant to this Agreement. The Parent specifically acknowledges and agrees that, without limiting the generality of this Section 5.28, neither SPAC nor any of its Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. The Parent specifically acknowledges and agrees that except for the representations and warranties set forth in Article VI, SPAC has not made any other express or implied representation or warranty with respect to SPAC, its assets or Liabilities, the businesses of SPAC or the transactions contemplated by this Agreement or the Ancillary Agreements.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF SPAC

As an inducement to the Parent and Target to enter into this Agreement and consummate the transactions contemplated hereby, except (a) for all representations and warranties of SPAC, as set forth in the applicable section of SPAC Disclosure Letter, or (b) as disclosed in any report, schedule, form, statement or other document filed with, or furnished to, the SEC by SPAC and publicly available prior to the Effective Date, and excluding disclosures referred to in “Forward Looking Statement”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward looking statements, SPAC hereby represents and warrants to the Parent and Target as follows:

Section 6.1            Organization; Authority; Enforceability. SPAC is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. SPAC is qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the character of its properties, or in which the transaction of its business, makes such qualification necessary, except where the failure to be so qualified and in good standing (or equivalent) would not have a SPAC Material Adverse Effect. Subject to receipt of the Required Vote, SPAC has the requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Ancillary Agreements to which SPAC is a party and the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite SPAC Board action on the part of SPAC. No other proceedings on the part of SPAC (including any action by SPAC Board or SPAC Shareholders), except for the receipt of the Required Vote, are necessary to approve and authorize the execution, delivery or performance of this Agreement and the Ancillary Agreements to which SPAC is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Agreements to be executed and delivered by SPAC at Closing will be, duly executed and delivered by SPAC and constitute valid and binding agreement of SPAC, enforceable against SPAC in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. SPAC is not the subject of any bankruptcy, dissolution, liquidation, winding-up, reorganization or similar proceeding.

Section 6.2            Capitalization.

(a)            As of the date of this Agreement, the authorized share capital of SPAC consists of (i) 100,000,000 SPAC Class A Shares, (ii) 10,000,000 SPAC Class B Shares, and (iii) 1,000,000 preference shares, par value $0.0001 per share (“SPAC Preferred Shares”). As of the date hereof and as of immediately prior to the Closing (1) 2,642,232 SPAC Class A Shares are and will be issued and outstanding, (2) 6,535,000 SPAC Class B Shares are and will be issued and outstanding, (3) no SPAC Preferred Shares are and will be issued and outstanding, (4) 1,140,000 Private Placement Units are and will be issued and outstanding; (5) 12,500,000 Public Warrants are and will be issued and outstanding; and (6) 570,000 private warrants are and will be issued and outstanding. The Equity Securities set forth in this Section 6.2(a) comprise all of the Equity Securities of SPAC that are issued and outstanding (without giving effect to SPAC Share Redemptions and the PIPE Investment).

(b)            Except as (x) set forth in the SPAC SEC Documents, or (y) set forth in this Agreement (including as set forth in Section 6.2(a)), the Ancillary Agreements or SPAC Governing Documents:

(i)                there are no outstanding options, warrants, Contracts, calls, puts, bonds, debentures, notes rights to subscribe, conversion rights or other similar rights to which SPAC is a party or which are binding upon SPAC providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Securities;

(ii)               SPAC is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities;

(iii)              SPAC is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Securities; and

(iv)              there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of Equity Securities of SPAC.

(c)            All of the issued and outstanding Equity Securities of SPAC, have been duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto, and were not issued in violation of any preemptive rights, call options, rights of first refusal or similar rights of any Person or applicable Law, other than in each case Securities Liens.

(d)            SPAC does not own, directly or indirectly, any Equity Securities, participation or voting right or other investment (whether debt, equity or otherwise) in any Person (including any Contract in the nature of a voting trust or similar agreement or understanding) or any other equity equivalents in or issued by any other Person.

Section 6.3            Brokerage. Except as set forth on Section 6.3 of SPAC Disclosure Letter, SPAC has not incurred any Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of the Parent, Target or SPAC to pay a finder’s fee, brokerage or agent’s commissions or other like payments.

Section 6.4            Trust Account. As of the Effective Date, SPAC has approximately $15,545,611.14 in the Trust Account, with such funds invested in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, and held in trust by the Trustee pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of SPAC, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect by SPAC or the Trustee, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated by SPAC, except in connection with the extension of the date by which the SPAC must consummate an initial business combination. SPAC is not party to or bound by any side letters with respect to the Trust Agreement or (except for the Trust Agreement) any Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (a) cause the description of the Trust Agreement in SPAC SEC Documents to be inaccurate in any material respect or (b) explicitly by their terms, entitle any Person (other than (i) SPAC Shareholders who shall have exercised their rights to participate in SPAC Share Redemptions, (ii) the underwriters of SPAC’s initial public offering, who are entitled to the Deferred Discount (as such term is defined in the Trust Agreement) and (iii) SPAC with respect to income earned on the proceeds in the Trust Account to cover any of its Tax obligations and up to one hundred thousand dollars ($100,000) of interest on such proceeds to pay dissolution expenses) to any portion of the proceeds in the Trust Account. There are no Proceedings (or to the Knowledge of SPAC, investigations) pending or, to the Knowledge of SPAC, threatened with respect to the Trust Account.

Section 6.5            SPAC SEC Documents; Controls.

(a)            SPAC has filed or furnished all material forms, reports, schedules, statements and other documents required to be filed by it with the SEC since the consummation of the initial public offering of SPAC’s securities to the Effective Date, together with any material amendments, restatements or supplements thereto, and all such forms, reports, schedules, statements and other documents required to be filed or furnished under the Securities Act or the Securities Exchange Act (excluding Section 16 under the Securities Exchange Act) (all such forms, reports, schedules, statements and other documents filed with the SEC, the “SPAC SEC Documents”). As of their respective dates, each of SPAC SEC Documents, as amended (including all financial statements included therein, exhibits and schedules thereto and documents incorporated by reference therein), complied in all material respects with the applicable requirements of the Securities Act, or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SPAC SEC Documents. None of SPAC SEC Documents contained, when filed or, if amended prior to the Effective Date, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of SPAC, as of the date hereof, (i) none of SPAC SEC Documents are the subject of ongoing SEC review or outstanding SEC comment and (ii) neither the SEC nor any other Governmental Entity is conducting any investigation or review of any SPAC SEC Document.

(b)            The financial statements of SPAC contained or incorporated by reference in SPAC SEC Documents, including all notes and schedules thereto, complied in all material respects, when filed or if amended prior the Effective Date, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and Regulation S-X or Regulation S-K, as applicable, and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial condition and the results of operations, changes in shareholders’ equity and cash flows of SPAC as at the respective dates of, and for the periods referred to, in such financial statements. SPAC has no off-balance sheet arrangements that are not disclosed in SPAC SEC Documents. No financial statements other than those of SPAC are required by GAAP to be included in the consolidated financial statements of SPAC.

(c)            No notice of any SEC review or investigation of SPAC or SPAC SEC Documents has been received by SPAC. Since the consummation of its initial public offering, all comment letters received by SPAC from the SEC or the staff thereof and all responses to such comment letters filed by or on behalf of SPAC are publicly available on the SEC’s EDGAR website.

(d)            Since the consummation of the initial public offering of SPAC’s securities, SPAC has filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Securities Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any SPAC SEC Document. Each such certification is true and correct. SPAC maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Securities Exchange Act. As used in this Section 6.5(d), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(e)            SPAC has established and maintained a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f), as applicable, of the Securities Exchange Act, that is sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

Section 6.6            Information Supplied; Proxy/Registration Statement. None of the information supplied or to be supplied by SPAC for inclusion in the Proxy/Registration Statement or in any information circular, listing statement, or news release required to be published by Parent in connection with the transactions contemplated by this Agreement (“Canadian Disclosure Documents”), will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is filed, submitted or made publicly available with the SEC or the securities commissions in the Provinces of Canada, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) or the Canadian Disclosure Documents, as applicable, are first mailed to SPAC Shareholders or Parent shareholders, or (c) the time of SPAC Shareholder Meeting (subject to the qualifications and limitations set forth in the materials provided by SPAC or that are included in such filings and/or mailings) or the Parent Requisite Approval, except that no warranty or representation is made by SPAC with respect to (i)

statements made or incorporated by reference therein based on information supplied by the Parent or the Target for inclusion therein or (ii) any projections or forecasts included in such materials.

Section 6.7             Litigation. As of the date of this Agreement, there are no Proceedings (or to the Knowledge of SPAC, investigations by any Governmental Entity) pending or, to the Knowledge of SPAC, threatened against SPAC or, to the Knowledge of SPAC, any director, officer or employee of SPAC (in their capacity as such) and since SPAC’s date of incorporation there have not been any such Proceedings and SPAC is not subject to or bound by any material outstanding Orders. There are no Proceedings pending or threatened by SPAC against any other Person.

Section 6.8             Listing. The issued and outstanding SPAC Class A Shares are registered pursuant to Section 12(b) of the Securities Exchange Act and listed for trading on Nasdaq. There is no Proceeding or investigation pending or, to the Knowledge of SPAC, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister SPAC Class A Shares or prohibit or terminate the listing of SPAC Class A Shares on Nasdaq. SPAC has taken no action that is designed to terminate the registration of SPAC Class A Shares under the Securities Exchange Act. SPAC has not received any written or, to the Knowledge of SPAC, oral deficiency notice from Nasdaq relating to the continued listing requirements of SPAC Class A Shares.

Section 6.9             Investment Company. SPAC is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

Section 6.10          Noncontravention. Except for the filings pursuant to Section 9.8, the consummation by SPAC of the transactions contemplated by this Agreement and the Ancillary Agreements do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon its Equity Securities under, (f) require any approval under, from or pursuant to, or (g) require any filing with, (i) any Contract or lease to which SPAC is a party, (ii) any Governing Document of SPAC, or (iii) any Law or Order to which SPAC is bound or subject, with respect to clauses (i) and (iii) that are or would reasonably be expected to be material to SPAC. SPAC is not in material violation of any of its Governing Documents.

Section 6.11          Business Activities.

(a)            Since its incorporation, SPAC has not conducted any material business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in SPAC Governing Documents, there is no Contract, commitment, or Order binding upon SPAC or to which SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of SPAC or any acquisition of property by SPAC or the conduct of business by SPAC after the Closing, other than such effects, individually or in the aggregate, which are not, and would not reasonably be expected to be, material to SPAC.

(b)            Except for this Agreement and the transactions contemplated by this Agreement, SPAC has no interests, rights, obligations or Liabilities with respect to, and SPAC is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

Section 6.12          SPAC Material Contracts. Each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which SPAC is a party (the “SPAC Material Contracts”) is an exhibit to the SPAC SEC Documents, is in full force and effect, and neither SPAC nor any third party is in breach or default thereof.

Section 6.13          Undisclosed Liabilities. There is no liability, debt or obligation (absolute, accrued, contingent or otherwise) of SPAC of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities, debts and obligations: (a) provided for in, or otherwise reflected or reserved for on, SPAC’s financial statements or disclosed in the notes thereto; (b) that have arisen since the date of the most recent balance sheet included in SPAC’s financial statements in the ordinary course of the operation of business of SPAC that constitute SPAC Transaction Expenses or in connection with the extension of the date by which the SPAC must consummate an initial business combination.

Section 6.14          Employees; Benefit Plans. Other than as described in the SPAC SEC Documents, SPAC has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by SPAC’s officers and directors in connection with activities on SPAC’s behalf in an aggregate amount not in excess of the amount of cash held by SPAC outside of the Trust Account, SPAC has no unsatisfied material liability with respect to any employee or individual independent contractor. SPAC does not maintain, sponsor, contribute to, participate in or have any liability (actual or contingent) with respect to any plan, program, agreement or arrangement providing compensation or benefits to officers or employees. Neither the execution and delivery of this Agreement or the other Ancillary Agreements to which it is a party nor the consummation of the Transactions: (a) will result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer, individual independent contractor or employee of SPAC; or (b) result in the acceleration of the time of payment or vesting of any such payment or benefits.

Section 6.15          Tax Matters.

(a)            SPAC has timely filed all income and other material Tax Returns required to be filed by it on or prior to the Closing Date pursuant to applicable Laws (taking into account any validly obtained extension of time within which to file). All income and other material amounts of Tax Returns filed by SPAC, if any, are correct and complete in all material respects and have been prepared in material compliance with all applicable Laws. All income and other material amounts of Taxes and all income and other material amounts of Tax liabilities due and payable by SPAC for which the applicable statute of limitations remains open have been timely paid (whether or not shown as due and payable on any Tax Return).(b)      SPAC has timely and properly withheld or collected and paid to the applicable Taxing Authority all material amounts of Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, individual independent contractor, creditor, equityholder or other third party and all material sales, use, ad valorem, value added, and similar Taxes and has otherwise complied in all material respects with all applicable Laws relating to such withholding, collection and payment of Taxes.

(c)            No written claim has been made by a Taxing Authority in a jurisdiction where SPAC does not file a particular type of Tax Return, or pay a particular type of Tax, that SPAC is or may be subject to taxation of that type by, or required to file that type of Tax Return in, that jurisdiction that has not been settled or resolved. The income Tax Returns of SPAC made available to the Parent, if any, reflect all of the jurisdictions in which SPAC is required to remit material income Tax.

(d)            SPAC is not currently the subject of any Tax Proceeding with respect to any Taxes or Tax Returns of or with respect to SPAC, no such Tax Proceeding is pending, and, no such Tax Proceeding has been threatened in writing, in each case, that has not been settled or resolved. SPAC has not commenced a voluntary disclosure proceeding in any jurisdiction that has not been resolved or settled. All material deficiencies for Taxes asserted or assessed in writing against SPAC have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and no such deficiency has been threatened or proposed in writing against SPAC.

(e)            There are no outstanding agreements extending or waiving the statute of limitations applicable to any Tax or Tax Return with respect to SPAC or extending a period of Tax collection, assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired, and no written request for any such waiver or extension is currently pending. SPAC is not the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return not previously filed. No private letter ruling, administrative relief, technical advice, or other similar ruling or request has been granted or issued by, or is pending with, any Governmental Entity that relates to any Taxes or Tax Returns of SPAC.

(f)            SPAC will not be required to include any material item of income, or exclude any material item of deduction, for any period (or portion thereof) after the Closing Date (determined with and without regard to the transactions contemplated by this Agreement) as a result of: (i) an installment sale transaction occurring on or before the Closing Date; (ii) a disposition occurring on or before the Closing Date reported as an open transaction; (iii) any prepaid amounts received on or prior to the Closing Date or deferred revenue realized, accrued or received outside the Ordinary Course of Business on or prior to the Closing Date; (iv) a change in method of accounting that occurs or was requested on or prior to the Closing Date (or as a result of an impermissible method used prior to the Closing Date); or (v) an agreement entered into with any Governmental Entity on or prior to the Closing Date; (vi) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law); (vii) election under Section 108(i) of the Code made on or before the Closing Date, (viii) SPAC or any of its Subsidiaries that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) having “subpart F income” (within the meaning of Section 952(a) of the Code) accrued prior to the Closing Date, (ix) “global intangible low-taxed income” of the SPAC or its Subsidiaries within the meaning of Section 951A of the Code (or any similar provision of state, local or non-U.S.

Law) attributable to any taxable period (or portion thereof) on or before the Closing Date, or (x) election made pursuant to Section 965(h) of the Code.

(g)            There is no Lien for Taxes on any of the assets of SPAC, other than Permitted Liens.

(h)            SPAC has not been a member of an affiliated, combined, consolidated or similar Tax group and does not have any material liability for Taxes of any other Person as a result of any successor liability, transferee liability, joint or several liability, by contract, by operation of Law, or otherwise (other than pursuant to this Agreement or any of the Ancillary Agreements, if any). SPAC is not party to or bound by any Tax Sharing Agreement except for any Ordinary Course Tax Sharing Agreement.

(i)             Any unpaid Taxes of SPAC (i) did not, as of Effective Date, materially exceed the reserves for Tax liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) and (ii) do not materially exceed such reserves as adjusted for the passage of time through the Closing Date in accordance with the past practices of SPAC in filing its Tax Returns.

(j)             At all times since its incorporation, SPAC has been properly classified as a C corporation within the meaning of Section 1361(a)(2) of the Code for U.S. federal income Tax purposes.

Section 6.16          Compliance with Laws. SPAC is, and has been since its inception, in compliance in all material respects with all Laws, and no uncured written notices have been received by SPAC from any Governmental Entity or any other Person alleging a material violation of any such Laws. Since inception of the SPAC, each of the SPAC and its directors, officers and, to the Knowledge of the SPAC, each of its Affiliates, employees and other Persons acting on its behalf (i) is not and has not been a Sanctioned Person, (ii), in connection with the operation of the business of the SPAC, is and has been in material compliance with all applicable Sanctions, and (iii) is not and has not been the subject of any civil or criminal fine, penalty, seizure, forfeiture, revocation of an authorization, debarment or denial of future authorizations in connection with any actual or alleged violation of any applicable Sanctions. Since inception of the SPAC, there have been no actual or threatened claims or requests for information by a Governmental Entity received by the Sponsor or the SPAC with respect to compliance with applicable Sanctions and no disclosures have been made to any Governmental Entity with respect to any actual or potential noncompliance by the SPAC or its business with applicable Sanctions. The SPAC has in place adequate controls and systems reasonably designed to ensure compliance with applicable Sanctions.

Section 6.17          Anti-Corruption Law Compliance.

(a)            To the Knowledge of SPAC, no director, officer, manager, employee, agent or third-party representative of SPAC (in their capacities as such) (i) has made, authorized, solicited or received any unlawful bribe, rebate, payoff, influence payment or kickback, (ii) has used or is using any corporate funds for any contributions, gifts, entertainment, hospitality, travel, in each case, to the extent illegal, or (iii) has, directly or indirectly, knowingly made, offered, authorized, facilitated, received or promised to make or receive, any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to or from any officer of a Governmental Entity or other Person in violation of applicable Anti-Corruption Laws. There are no pending legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of SPAC, governmental investigations, alleging (i) any such unlawful payments, contributions, gifts, entertainment, bribes, rebates, kickbacks, financial or other advantages, (ii) any other violation of any Anti-Corruption Law.

(b)            The transactions of SPAC are accurately reflected on their respective books and records in compliance in all material respects with applicable Anti-Corruption Laws.

Section 6.18          Anti-Money Laundering Compliance.

(a)            SPAC maintains and implements procedures designed to reasonably prevent money laundering and otherwise ensure compliance with all applicable Anti-Money Laundering Laws. There are no matters of material non-compliance with any Anti-Money Laundering Law that any Governmental Entity has required SPAC to correct.

(b)            None of SPAC or any of their respective directors, officers, managers, employees, agents or third-party representatives (in their capacities as such) has knowingly engaged in a transaction that involves their receipt, payment or any other transfer of the proceeds of crime in violation of any Anti-Money Laundering Laws.

(c)            There are no legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of SPAC, governmental investigations, alleging any violations of any Anti-Money Laundering Laws by the SPAC or any of their respective directors, officers, managers, or employees.

Section 6.19          Subscription Agreements. When entered into and delivered, each of the Subscription Agreements will be in full force and effect and not withdrawn or terminated, or otherwise amended or modified, in any respect, and to the Knowledge of SPAC no withdrawal, termination, amendment or modification is contemplated. Each Subscription Agreement will be when delivered a legal, valid and binding obligation of SPAC and, to the Knowledge of SPAC, each PIPE Investor. Each such Subscription Agreement will provide when delivered that the Parent is a third-party beneficiary thereunder, entitled to enforce such agreements against the PIPE Investor. As of the date hereof, SPAC does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the PIPE Investment Amount not being available to SPAC, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of SPAC under any material term or condition of any such Subscription Agreement and SPAC has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any such Subscription Agreement. Such Subscription Agreements contain all of the conditions precedent (other than the conditions contained in this Agreement or the Ancillary Agreements) to the obligations of the PIPE Investors to contribute to SPAC the applicable portion of the PIPE Investment Amount set forth in such Subscription Agreements on the terms therein.

Section 6.20          Affiliate Transactions. Except as set forth in Section 6.20 of SPAC Disclosure Letter, there are no Contracts between (a) SPAC, on the one hand, and (b) any officer, director, employee, partner, member, manager, director or indirect equityholder of SPAC or Sponsor, or to the Knowledge of SPAC, any family member of any of the foregoing Persons, on the other hand.

Section 6.21          Minimum Value of Target. As of the Effective Date, SPAC has conducted a valuation of the Target supporting the SPAC’s board of directors’ determination, in accordance with its fiduciary duties, that the Target has a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account).

Section 6.22          Acknowledgement Regarding Projections. SPAC acknowledges that it has received from the Parent certain projections, forecasts and prospective or third party information relating to the Target. SPAC acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts and in such information; (ii) it is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections, forecasts and information so furnished; and (iii) neither SPAC nor any other Person shall have any claim against the Parent or any of its respective directors, officers, Affiliates, agents or other representatives with respect thereto. Accordingly, SPAC acknowledges that neither the Parent nor any other Person makes any representations or warranties with respect to such projections, forecasts or information (it being understood that this acknowledgment does not cover any underlying facts or information which are addressed by any of the representations and warranties made by the Parent in Article V of this Agreement).

Section 6.23          Inspections; Parent and Target’s Representations. SPAC has undertaken such investigation and have been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. SPAC agrees to engage in the transactions contemplated by this Agreement based upon its own inspection and examination of the Target and on the accuracy of the representations and warranties set forth in Article V by the Parent and the Target pursuant to this Agreement and hereby disclaims reliance upon any express or implied representations or warranties of any nature made by the Parent, the Target, or their respective Affiliates or representatives, except for those set forth in Article V by the Parent and Target pursuant to this Agreement. SPAC specifically acknowledges and agrees to the Parent and Target’s disclaimer of any representations or warranties other than those set forth in Article V by the Parent and Target pursuant to this Agreement, whether made by either the Parent, the Target or any of their respective Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to SPAC or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the SPAC or its Affiliates or representatives by the Parent, the Target or any of their respective Affiliates or representatives), other than those set forth in Article V by the Parent and Target pursuant to this Agreement. SPAC specifically acknowledges and agrees that, without limiting the generality of this Section 6.22, neither the Parent nor the Target nor any of their respective Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. SPAC specifically acknowledges and agrees that except for the representations and warranties set forth in Article V, the Parent and the Target have not made any other express or implied representation or warranty with respect to the Target, its assets or Liabilities, the businesses of the Target or the transactions contemplated by this Agreement or the Ancillary Agreements.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF SPONSOR

As an inducement to the Parent and Target to enter into this Agreement and consummate the transactions contemplated hereby, Sponsor hereby represents and warrants to the Parent and Target as follows:

Section 7.1            Organization; Authority; Enforceability. Sponsor is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware. Sponsor is qualified to do business and is in good standing in each jurisdiction in which the character of its properties, or in which the transaction of its business, makes such qualification necessary, except where the failure to be so qualified and in good standing (or equivalent) would not have a Material Adverse Effect. SPAC has the requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Ancillary Agreements to which Sponsor is a party and the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite board of directors and shareholder action on the part of Sponsor. No other proceedings on the part of Sponsor (including any action by Sponsor board of directors or Sponsor shareholders) are necessary to approve and authorize the execution, delivery or performance of this Agreement and the Ancillary Agreements to which Sponsor is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Agreements to be executed and delivered by Sponsor at Closing will be, duly executed and delivered by Sponsor and constitute valid and binding agreement of Sponsor, enforceable against Sponsor in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. Sponsor is not the subject of any bankruptcy, dissolution, liquidation, winding-up, reorganization or similar proceeding.

Section 7.2            Brokerage. Sponsor has not incurred any Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of the Parent, Target or SPAC to pay a finder’s fee, brokerage or agent’s commissions or other like payments.

Section 7.3            Noncontravention. The consummation by SPAC of the transactions contemplated by this Agreement and the Ancillary Agreements do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon its equity securities under, (f) require any approval under, from or pursuant to, or (g) require any filing with, (i) any Contract or lease to which Sponsor is a party, (ii) any Governing Document of Sponsor, or (iii) any Law or Order to which Sponsor is bound or subject, with respect to clauses (i) and (iii) that are or would reasonably be expected to be material to Sponsor. Sponsor is not in material violation of any of its Governing Documents.

ARTICLE VIII
INTERIM OPERATING COVENANTS

Section 8.1            Interim Operating Covenants.

(a)            From the Effective Date until the earlier of: (1) the date this Agreement is terminated in accordance with Article XI and (2) the Closing Date (such period, the “Pre-Closing Period”), unless SPAC shall otherwise give prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) in writing and except (x) as specifically contemplated or permitted by this Agreement or the Ancillary Agreements, or (y) other than in respect of the restrictions set forth in subclauses (i), (iii), (iv), (v), (x) or (xiv), to the extent that any action is taken or omitted to be taken in response to or related to the actual or anticipated effect on any of the Target’s businesses of COVID-19 or any COVID-19 Measures, in each case with respect to this clause (z) in connection with or in response to COVID-19, the Target’s conduct and operate their business in all material respects in the Ordinary Course of Business and use commercially reasonable efforts to preserve their existing relationships with material customers, suppliers and distributors, and the Target shall not:

(i)            amend or otherwise modify any of its Governing Documents in any manner that would be adverse to SPAC, except as otherwise required by Law;

(ii)           make any changes to its accounting policies, methods or practices, other than as permitted under IFRS or applicable Law;

(iii)          sell, issue, redeem, assign, transfer, pledge (other than in connection with existing credit facilities), convey or otherwise dispose of (x) any Equity Securities of the Target, (y) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating the Target to issue, deliver or sell any Equity Securities of Target;

(iv)          declare, make or pay any dividend, other distribution or return of capital (other than wholly in cash) to any equityholder as of the date hereof of the Target;

(v)           adjust, split, combine or reclassify any of its Equity Securities (except for any conversion of shares into deferred shares in accordance with the provisions of its Governing Documents);

(vi)          (x) incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness (other than (A) additional Indebtedness under existing credit facilities or lines of credit, (B) capital leases entered into in the Ordinary Course of Business, and (C) other Indebtedness not to exceed $250,000 in the aggregate), (y) make any advances or capital contributions to, or investments in, any Person, other than the Target or in the Ordinary Course of Business, or (z) amend or modify in any material respect any Indebtedness;

(vii)            commit to, authorize or enter into any agreement in respect of, any capital expenditure (or series of commitments or capital expenditures), other than capital expenditures in an amount not to exceed $1,000,000;

(viii)            enter into any material amendment or termination (other than an expiration in accordance with the terms thereof) of, or waive compliance with, any material term of any Material Contract or enter into any Contract that if entered into prior to the Effective Date would be a Material Contract, in each case other than in the Ordinary Course of Business and solely to the extent such amendment, termination or waiver would not materially and adversely impact the Target;

(ix)               other than inventory and other assets acquired in the Ordinary Course of Business, acquire the business, properties or assets, including Equity Securities of another Person, except, in each case, for acquisitions whose consideration in an aggregate amount (for all such acquisitions) is not greater than $750,000 and the consideration for which is payable only in cash, so long as, based upon the advice of the Target’s accountants, such acquisition, individually or in the aggregate, would not require any additional disclosure pursuant to the rules and regulations adopted by PCAOB (whether through merger, consolidation, share exchange, business combination or otherwise);

(x)                propose, adopt or effect any plan of complete or partial liquidation, dissolution, recapitalization or reorganization, or voluntarily subject to any material Lien, any of the material rights or material assets owned by, or leased or licensed to, the Target;

(xi)               compromise, commence or settle any pending or threatened Proceeding (w) involving payments (exclusive of attorney’s fees) by the Target not covered by insurance in excess of $75,000 in any single instance or in excess of $250,000 in the aggregate, (x) granting injunctive or other equitable remedy against the Target, (y) which imposes any material restrictions on the operations of businesses of the Target, taken as a whole or (z) by the equityholders of the Target or any other Person which relates to the transactions contemplated by this Agreement;

(xii)              except as required under applicable Law, the terms of any Target Employee Benefit Plan existing as of the date hereof with SPAC’s prior agreement (A) increase in any manner the compensation, bonus, severance or termination pay of any of the current or former directors, officers, employees or individual consultants of the Target, (B) become a party to, establish, amend, commence participation in, or terminate any share option plan or other share-based compensation plan, or any Target Employee Benefit Plan with or for the benefit of any current or former directors, officers, employees or individual consultants of the Target, (C) accelerate the vesting of or lapsing of restrictions with respect to any share-based compensation or other long-term incentive compensation under any Target Employee Benefit Plan, (D) grant any new awards under any Target Employee Benefit Plan, (E) amend or modify any outstanding award under any Target Employee Benefit Plan, (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization respecting employees of the Target, (G) forgive any loans, or issue any loans to any directors, officers, contractors or employees without prior agreement of SPAC, or (H) hire or engage any new employee or consultant or terminate the employment or engagement, other than for cause, of any employee or consultant if such new employee or consultant will receive, or does receive, annual base compensation (or annual base wages or fees) in excess of $200,000;

(xiii)            (A) sell, lease, assign, transfer, convey, license, sublicense, covenant not to assert, permit to lapse, abandon, allow to lapse, or otherwise dispose of, create, grant or issue any Liens (other than Permitted Liens), debentures or other securities in or on, any material rights or assets owned by, or leased or licensed to, the Target, other than (w) inventory or products in the Ordinary Course of Business, or (x) assets with an aggregate fair market value less than $500,000; or (B) subject any Owned Intellectual Property to Copyleft Terms;

(xiv)            disclose any Trade Secrets and any other material confidential information of the Target to any Person other than the Parent;

(xv)             fail to take any action required to maintain any material insurance policies of the Target in force (other than (A) substitution of an insurance policy by an insurance policy with a substantially similar coverage or (B) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application), or knowingly take or omit to take any action that could reasonably result in any such insurance policy being void or voidable (other than (1) substitution of an insurance policy by an insurance policy with a substantially similar coverage, (2) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application, or (3) actions in the Ordinary Course of Business;

(xvi)            except to the extent required by applicable Law, (A) make, change or revoke any material election relating to Taxes (subject to changes in applicable Law), (B) enter into any agreement, settlement or compromise with any Taxing Authority relating to a material amount of Taxes, (C) consent to any extension or waiver of the statutory period of limitations applicable to any material Tax matter, (D) file any amended material Tax Return, (E) fail to timely file (taking into account valid extensions) any material Tax Return required to be filed, (F) fail to pay any material amount of Tax as it becomes due, (G) enter into any Tax Sharing Agreement (other than an Ordinary Course Tax Sharing Agreement), or (H) surrender any right to claim any refund of a material amount of Taxes;

(xvii)            except as included as a Parent Transaction Expense, incur any Liability, in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of the Parent, the Target or SPAC to pay any investment banker fee, finder’s fee, brokerage or agent’s commissions or other similar payments or reimburse expenses of any of the foregoing; or

(xviii)           agree or commit to do any of the foregoing.

(b)            From the Effective Date until the earlier of: (1) the date this Agreement is terminated in accordance with Article XI and (2) the Closing Date, unless the Target shall otherwise give prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) in writing and except (x) as specifically contemplated or permitted by this Agreement or the Ancillary Agreements, or (y) other than in respect of the restrictions set forth in subclauses (i), (iii), (iv), (v) or (ix), to the extent that any action is taken or omitted to be taken in response to or related to the actual or anticipated effect on SPAC’s business of COVID-19 or any COVID-19 Measures, in each case with respect to this clause (y) in connection with or in response to COVID-19, the SPAC conduct and operate its business in all material respects in the Ordinary Course of Business and use commercially reasonable efforts to preserve its existing relationships with material customers, suppliers and distributors, and the SPAC shall not:

(i)                amend or otherwise modify any of its Governing Documents in any manner that would be adverse to the Target, except as otherwise required by Law; provided however, SPAC may amend its Governing Documents in connection with the extension of the date by which the SPAC must consummate an initial business combination;

(ii)               make any changes to its accounting policies, methods or practices, other than as required by GAAP or applicable Law;

(iii)              sell, issue, redeem, assign, transfer, pledge, mortgage, charge (other than in connection with existing credit facilities), convey or otherwise dispose of (x) any Equity Securities of SPAC (y) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating SPAC to issue, deliver or sell any Equity Securities of SPAC;

(iv)              declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to any equityholder of SPAC other than redemptions from the Trust Account that are required pursuant to the SPAC Governing Documents;

(v)               adjust, split, combine or reclassify any of its Equity Securities;

(vi)              incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness (including under any borrowings from Sponsor or its Affiliates commonly referred to as “working capital loans”);

(vii)             fail to maintain its existence or, without prior notice to the Parent, acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) the business, properties or assets, including Equity Securities of another Person;

(viii)            propose, adopt or effect any plan of complete or partial liquidation, dissolution, recapitalization or reorganization, or voluntarily subject to any material Lien, any of the material rights or material assets owned by, or leased or licensed to, SPAC except for (x) Permitted Liens, (y) Liens under existing credit facilities and (z) as required or contemplated by this Agreement;

(ix)              amend the Trust Agreement or any other agreement related to the Trust Account, except in connection with the extension of the date by which the SPAC must consummate an initial business combination;

(x)                except to the extent required by applicable Law, make any material election relating to Taxes (subject to changes in applicable Law), fail to timely file (taking into account valid extensions) any material Tax Return required to be filed, fail to pay any material amount of Tax as it becomes due or settle or compromise any material U.S. federal, state, local or non-U.S. income Tax Liability, except in the Ordinary Course of Business;

(xi)               except as set forth on Section 6.3 of the SPAC Disclosure Letter or as included as a SPAC Transaction Expense, incur any Liability, in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of the Target or SPAC to pay any investment banker fee, finder’s fee, brokerage or agent’s commissions or other similar payments or reimburse expenses of any of the foregoing;

(xii)              (A) increase in any manner the compensation, bonus, severance or termination pay of any of the current or former directors, officers, employees or individual consultants of SPAC, (B) become a party to, establish, amend, commence participation in, or terminate any share option plan or other share-based compensation plan, or any SPAC Employee Benefit Plan with or for the benefit of any current or former directors, officers, employees or individual consultants of SPAC, (C) accelerate the vesting of or lapsing of restrictions with respect to any share-based compensation or other long-term incentive compensation under any SPAC Employee Benefit Plan, (D) grant any new awards under any SPAC Employee Benefit Plan, (E) amend or modify any outstanding award under any SPAC Employee Benefit Plan, (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization respecting employees of SPAC, (G) forgive any loans, or issue any loans to any directors, officers, contractors or employees without prior agreement of the Parent, or (H) hire or engage any new employee or consultant or terminate the employment or engagement, other than for cause, of any employee or consultant; or

(xiii)            agree or commit to do any of the foregoing.

(c)            Nothing contained in this Agreement shall be deemed to give SPAC, directly or indirectly, the right to control or direct the Parent or any operations of the Target prior to the Closing. Prior to the Closing, the Target shall exercise, consistent with the terms and conditions of this Agreement, control over their respective businesses and operations.

(d)            Nothing contained in this Agreement shall be deemed to give the Parent or Target, directly or indirectly, the right to control or direct the SPAC or any operations of the SPAC prior to the Closing. Prior to the Closing, the SPAC shall exercise, consistent with the terms and conditions of this Agreement, control over their respective businesses and operations.

ARTICLE IX
PRE-CLOSING AGREEMENTS

Section 9.1            Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions set forth in this Agreement, and to applicable Laws, during the Pre-Closing Period, the Parties shall cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action (including settling, executing and delivering any Ancillary Agreements, documents, certificates, instruments and other papers that are necessary for the consummation of the transactions contemplated by this Agreement), and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary to consummate and make effective, in the most expeditious manner practicable (giving effect to the timing of the delivery of the PCAOB Financial Statements), the transactions contemplated by this Agreement. The Target shall use its commercially reasonable efforts, and SPAC shall cooperate in all commercially reasonable respects, to solicit and obtain the consents of the Persons who are parties to the Contracts listed on Section 5.11 of the Parent Disclosure Letter prior to the Closing; provided, however, that no Party nor any of their Affiliates shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such consent may be required (unless such payment is required in accordance with the terms of the relevant Contract requiring such consent).

Section 9.2            Trust & Closing Funding. Subject to the satisfaction or waiver of the conditions set forth in Section 4.1 (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions) and provision of notice thereof to the Trustee (which notice SPAC shall provide to the Trustee in accordance with the terms of the Trust Agreement), in accordance with the Trust Agreement and SPAC Governing Documents, at the Closing, SPAC shall (a) cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (b) cause the Trustee to pay as and when due (x) all amounts payable to SPAC Shareholders who shall have validly elected to redeem their SPAC Class A Shares pursuant to SPAC Existing Memorandum and Articles and direct and use its reasonable best efforts to cause the Trustee to pay as and when due the Deferred Discount (as defined in the Trust Agreement) pursuant to the terms of the Trust Agreement, except to the extent that such Deferred Discount is waived, and (y) SPAC Transaction Expenses at the Closing.

Section 9.3             Listing. During the Pre-Closing Period, SPAC shall use its commercially reasonable efforts to ensure SPAC remains listed as a public company on Nasdaq or other national securities exchange acceptable to the Parent and keep SPAC Class A Shares listed for trading on Nasdaq or other national securities exchange acceptable to the Parent.

Section 9.4             Confidential Information. During the Pre-Closing Period, each Party shall be bound by and comply with the provisions set forth in the Confidentiality Agreement as if such provisions were set forth herein, and such provisions are hereby incorporated herein by reference. Each Party acknowledges and agrees that each is aware, and each of their respective Affiliates and representatives is aware (or upon receipt of any material nonpublic information of the other Party, will be advised), of the restrictions imposed by the United States federal securities Laws and other applicable foreign and domestic Laws on Persons possessing material nonpublic information about a public company. Each Party hereby agrees, that during the Pre-Closing Period, except in connection with or support of the transactions contemplated by this Agreement, while any of them are in possession of such material nonpublic information, none of such Persons shall, directly or indirectly (through its Affiliates or otherwise), acquire, offer or propose to acquire, agree to acquire, sell or transfer or offer or propose to sell or transfer any securities of SPAC, communicate such information to any other Person or cause or encourage any Person to do any of the foregoing.

Section 9.5             Access to Information.

(a)            During the Pre-Closing Period, upon reasonable prior written notice, the Parent shall afford the representatives of SPAC reasonable access, during normal business hours, to the properties, books and records of the Target and furnish to the representatives of SPAC such additional financial and operating data and other information regarding the business of the Target as SPAC or its representatives may from time to time reasonably request for purposes of consummating the transactions contemplated by this Agreement, but only to the extent the Parent may do so without violating any applicable Laws or result in the breach of any confidentiality or similar agreement to which the Parent is a party; provided that the Parent shall use their reasonable best efforts to allow for such access or disclosure in a manner that does not result in a breach of such agreement, including using reasonable best efforts to obtain the required consent of any applicable third Person; and provided, further, that SPAC shall abide by the terms of the Confidentiality Agreement. SPAC shall coordinate its access rights pursuant to Section 9.5 with the Parent to reasonably minimize any inconvenience to or interruption of the conduct of the business of the Parent.

(b)            During the Pre-Closing Period, upon reasonable prior written notice, the SPAC shall afford the representatives of Target reasonable access, during normal business hours, to the properties, books and records of the SPAC and furnish to the representatives of Target such additional financial and operating data and other information regarding the business of the SPAC as Target or its representatives may from time to time reasonably request for purposes of consummating the transactions contemplated by this Agreement, but only to the extent the SPAC may do so without violating any applicable Laws or result in the breach of any confidentiality or similar agreement to which the SPAC is a party; provided that the SPAC shall use their reasonable best efforts to allow for such access or disclosure in a manner that does not result in a breach of such agreement, including using reasonable best efforts to obtain the required consent of any applicable third Person; and provided, further, that Target shall abide by the terms of the Confidentiality Agreement. Target shall coordinate its access rights pursuant to Section 9.5 with the SPAC to reasonably minimize any inconvenience to or interruption of the conduct of the business of the SPAC.

Section 9.6            Notification of Certain Matters. Each Party shall notify the other Parties of (a) any material actions, suits, claims or proceedings in connection with the transactions contemplated by this Agreement commenced or, to the Knowledge of the Parent, threatened, against any of the Parties or the Target, (b) the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any condition set forth in Article IV, Article V, or Article VI not to be satisfied, or (c) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement.

Section 9.7            Regulatory Approvals; Efforts.

(a)            If a filing is required in connection with the consummation of the transactions contemplated by this Agreement under the Antitrust Laws, the Parties will (i) cause the notices required pursuant to the Antitrust Laws with respect to the transactions contemplated by this Agreement to be filed as promptly as practicable after the execution of this Agreement, (ii)

request early termination of the waiting period relating to such Antitrust Laws filings, if early termination is being granted at the time of such filing, (iii) supply as promptly as practicable any additional information and documentary material that may be requested by a regulatory authority pursuant to applicable Laws or a Governmental Entity pursuant to the Antitrust Laws and (iv) otherwise use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the Antitrust Laws with respect to the transactions contemplated by this Agreement as soon as practicable. The Parties shall use reasonable best efforts to promptly obtain, and to cooperate with each other to promptly obtain, all authorizations, approvals, clearances, consents, actions or non-actions of any Governmental Entity in connection with the above filings, applications or notifications. Each Party shall promptly inform the other Parties of any material communication between itself (including its representatives) and any Governmental Entity regarding any of the transactions contemplated by this Agreement. If a Party or any of its Affiliates receives any formal or informal request for supplemental information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then the Party, to the extent necessary and advisable, shall provide a reasonable response to such request as promptly as reasonably practicable.

(b)            The Parties shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and, to the extent permissible, promptly furnish the other with copies of notices or other communications between any Party (including their respective Affiliates and representatives), as the case may be, and any third party and/or Governmental Entity with respect to such transactions. Each Party shall give the other Party and its counsel a reasonable opportunity to review in advance, to the extent permissible, and consider in good faith the views and input of the other Party in connection with, any proposed material written communication to any Governmental Entity relating to the transactions contemplated by this Agreement. Each Party agrees not to participate in any substantive meeting, conference or discussion, either in person or by telephone, with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with the other Party in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party the opportunity to attend and participate.

(c)            Each Party shall use its reasonable best efforts to resolve objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under any statutes, rules, regulations, Orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, constituting anticompetitive conduct, or restricting foreign investment into a jurisdiction (collectively, the “Antitrust Laws”). Subject to the other terms of this Section 9.7(c), each Party shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

(d)            SPAC shall not take any action that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement as a result of the application of any Antitrust Law.

(e)            Notwithstanding anything in this Agreement to the contrary, but subject to compliance with Section 9.4, nothing in this Section 9.7 shall require SPAC, the Sponsor or the

Parent or any of their respective Affiliates to take any action with respect to any of their respective Affiliates (other than, with respect to SPAC and Sponsor, and the Parent), any of their respective affiliated investment funds or any portfolio company (as such term is commonly understood in the private equity industry) or investment of SPAC, Sponsor, or the Parent or their respective Affiliates (other than, with respect to SPAC and Sponsor, and the Parent ), or any interests therein, including selling, divesting or otherwise disposing of, licensing, holding separate, or otherwise restricting or limiting its freedom to operate with respect to, any business, products, rights, services, licenses, investments, or assets, of SPAC, Sponsor, or the Parent or their respective Affiliates (other than, with respect to SPAC, Sponsor, and the Parent), any of their respective affiliated investment funds or any portfolio company (as such term is commonly understood in the private equity industry) or investment of SPAC, Sponsor, or the Parent or their respective Affiliates (other than the Parent), or any interests therein.

Section 9.8             Communications; Press Release; SEC Filings.

(a)            As promptly as practicable following the Effective Date (and in any event within four (4) Business Days thereafter), SPAC shall prepare and file a Current Report on Form 8-K pursuant to the Securities Exchange Act to report the execution of this Agreement (the “Signing Form 8-K”) and the Parties shall issue a mutually agreeable press release announcing the execution of this Agreement (the “Signing Press Release”). SPAC shall provide the Parent with a reasonable opportunity to review and comment on the Signing Form 8-K prior to its filing and shall consider such comments in good faith. SPAC shall not file any such documents with the SEC without the prior written consent of the Parent (such consent not to be unreasonably withheld, conditioned or delayed).

(b)            As promptly as reasonably practicable after the Effective Date, but in any event following delivery of any information required to be delivered by the Parent pursuant to this Section 9.8, (i) the Parties shall prepare and SPAC shall file with the SEC a preliminary Proxy/Registration Statement (which shall comply as to form with, as applicable, the provisions of the Securities Act, the Securities Exchange Act and the rules and regulations promulgated thereunder) in connection with SPAC Shareholder Meeting for the purpose of (A) providing SPAC Shareholders with the opportunity to participate in SPAC Share Redemption and (B) soliciting proxies from SPAC Shareholders to vote at SPAC Shareholder Meeting in favor of SPAC Shareholder Voting Matters. Each of SPAC and the Parent shall use its reasonable best efforts to cause the Proxy/Registration Statement to comply with the rules and regulations promulgated by the SEC. SPAC shall file the definitive Proxy/Registration Statement with the SEC and cause the Proxy/Registration Statement to be mailed to its shareholders of record, as of the record date to be established by SPAC Board in accordance with Section 9.8(h), at such time as reasonably agreed by SPAC and the Parent promptly (and in any event within five (5) Business Days) following (x) in the event the preliminary Proxy/Registration Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Securities Exchange Act or (y) in the event the preliminary Proxy/Registration Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC (the date in (x) or (y), the “Proxy Clearance Date”).

(c)            Prior to filing with the SEC, the SPAC and the Parent will make available to each other, respectively, drafts of the Proxy/Registration Statement and any other documents to be filed with the SEC that relate to the transactions completed hereby, both preliminary and final, and drafts of any amendment or supplement to the Proxy/Registration Statement or such other document and will provide the Parent with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. SPAC will advise the Parent promptly after it receives notice of (i) the time when the Proxy/Registration Statement has been filed, (ii) in the event the preliminary Proxy/Registration Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Securities Exchange Act, (iii) in the event the preliminary Proxy/Registration Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC, (iv) the filing of any supplement or amendment to the Proxy/Registration Statement, (v) any request by the SEC for amendment of the Proxy/Registration Statement, (vi) any comments, written or oral, from the SEC relating to the Proxy/Registration Statement and responses thereto and (vii) requests by the SEC for additional information in connection with the Proxy/Registration Statement. SPAC shall promptly respond to any comments of the SEC on the Proxy/Registration Statement, and shall use its reasonable best efforts to have the Proxy/Registration Statement cleared by the SEC under the Securities Exchange Act as soon after filing as practicable; provided that prior to responding to any requests or comments from the SEC, SPAC will make available to the Parent drafts of any such response, will provide the Parent with reasonable opportunity to comment on such drafts.

(d)            If at any time prior to the Closing (including prior to SPAC Shareholder Meeting) any Party discovers or becomes aware of any information that is required to be set forth in an amendment or supplement to the Proxy/Registration Statement so that the Proxy/Registration Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Party shall promptly inform the other Parties hereto and the Parties shall cooperate reasonably in connection with preparing and, to the extent required by Law, disseminating (including by promptly transmitting to SPAC Shareholders) any such amendment or supplement to the Proxy/Registration Statement containing such information; provided that no information received by SPAC pursuant to this Section 9.8(d) shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made hereunder by any Party, and no such information shall be deemed to change, supplement or amend the Schedules hereto.

(e)            The Parties acknowledge that a substantial portion of the Proxy/Registration Statement and certain other forms, reports and other filings required to be made by SPAC under the Securities Exchange Act in connection with the transactions contemplated by this Agreement (collectively, “Additional SPAC Filings”) shall include disclosure regarding the Target and the business of the Target. Accordingly, the Parent agrees to, as promptly as reasonably practicable, to use commercially reasonable efforts to provide SPAC with all information concerning the Target, and its business, management, operations and financial condition, in each case, that is reasonably requested by SPAC to be included in the Proxy/Registration Statement, Additional SPAC Filings or any other SPAC filing with the SEC. The Parent shall use commercially reasonable efforts to make and shall cause its Affiliates, directors, officers, managers and employees to make, available to SPAC and its counsel, auditors and other representatives in connection with the drafting of the Proxy/Registration Statement and Additional SPAC Filings, as reasonably requested by SPAC, and responding in a timely manner to comments thereto from the SEC. SPAC shall make all required filings with respect to the transactions contemplated by this Agreement under the Securities Act, the Securities Exchange Act and applicable blue sky Laws and the rules and regulations thereunder, and the Parent shall reasonably cooperate in connection therewith.

(f)            At least five (5) days prior to Closing, Target shall begin preparing a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is or may be required to be disclosed with respect to the transactions contemplated by this Agreement pursuant to Form 8-K (the “Closing Form 8-K”). The Parent shall provide SPAC with a reasonable opportunity to review and comment on the Closing Form 8-K prior to its filing and shall consider such comments in good faith. Prior to the Closing, the Parties shall prepare a mutually agreeable press release announcing the consummation of the transactions contemplated by this Agreement (“Closing Press Release”). Concurrently or promptly following with the Closing, the Target shall distribute the Closing Press Release, and within four (4) Business Days thereafter, file the Closing Form 8-K with the SEC.

(g)           The Parent will deliver to the SPAC by February 28, 2023 (i) audited standalone balance sheet of the Target as of March 31, 2021, March 31, 2022 and December 31, 2022, and related audited statements of operations, partners’ equity and cash flows for the fiscal years ended on such dates, together with all related notes and schedules thereto, accompanied by the reports thereon of the Parent’s independent auditors (which reports shall be unqualified), prepared in accordance with IFRS, applied on a consistent basis throughout the covered periods and Regulation S-X of the SEC and in each case, audited in accordance with the standards of the PCAOB (the “PCAOB Financial Statements”), and (ii) all other audited and unaudited financial statements of the Target and any company or business units acquired by the Target, as applicable, required under the applicable rules and regulations and guidance of the SEC to be included in the Proxy/Registration Statement and/or the Closing Form 8-K (including pro forma financial information).

(h)           SPAC shall, prior to or as promptly as practicable following the Proxy Clearance Date (and in no event later than the date the Proxy/Registration Statement is required to be mailed in accordance with Section 9.8(b)), establish a record date in accordance with the terms of SPAC Existing Memorandum and Articles (which date shall be mutually agreed with the Parent) for, duly call and give notice of, SPAC Shareholder Meeting. SPAC shall convene and hold SPAC Shareholder Meeting, for the purpose of obtaining the requisite approval of SPAC Shareholder Voting Matters, which meeting shall be held as promptly as practicable after the date on which SPAC commences the mailing of the Proxy/Registration Statement to its shareholders; provided that in no event shall such meeting be held more than forty-five (45) days after such mailing date (unless the meeting has been adjourned as set out in the Proxy/Registration Statement). SPAC shall take all actions necessary to obtain the approval of SPAC Shareholder Voting Matters at SPAC Shareholder Meeting, including as such SPAC Shareholder Meeting may be adjourned or postponed in accordance with this Agreement, including by soliciting proxies as promptly as practicable in accordance with applicable Law for the purpose of seeking the approval of SPAC Shareholder Voting Matters. Except as otherwise required by applicable Law (including, for the avoidance of doubt, the fiduciary duties of the members of SPAC Board), SPAC Board shall include the SPAC Board Recommendation in the Proxy/Registration Statement and any amended or supplemental statement sent to SPAC Shareholders and shall not (and no committee or subgroup thereof shall) (i) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, SPAC Board Recommendation, (ii) adopt, approve, endorse or recommend any SPAC Competing Transaction, (iii) following a request in writing by the Parent that SPAC Board Recommendation be reaffirmed publicly, fail to reaffirm publicly SPAC Board Recommendation within ten (10) days after the Parent made such request (it being agreed that the Parent may only make one (1) request per calendar month pursuant to this clause (iii); provided that SPAC (A) has not already publicly reaffirmed such SPAC Board Recommendation or (B) has made a change in SPAC Board Recommendation or is reasonably likely to do so in such ten (10) day period), or (iv) agree to take any of the foregoing actions. SPAC agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold SPAC Shareholder Meeting for the purpose of seeking approval of SPAC Shareholder Voting Matters shall not be affected by intervening events or circumstances, and SPAC agrees to establish a record date for, duly call, give notice of, convene and hold SPAC Shareholder Meeting and submit for the approval of SPAC Shareholders SPAC Shareholder Voting Matters, in each case as contemplated by this Section 9.8(h), regardless of whether or not there shall have occurred any intervening events or circumstances. Notwithstanding anything to the contrary contained in this Agreement, SPAC only shall be entitled to postpone or adjourn SPAC Shareholder Meeting: (A) to allow reasonable additional time for the filing or mailing of any supplement or amendment to the Proxy/Registration Statement that SPAC Board has determined in good faith after consultation with outside legal counsel is required under applicable Law, which supplement or amendment shall be promptly disseminated to SPAC’s shareholders prior to SPAC Shareholder Meeting; (B) if, as of the time for which SPAC Shareholder Meeting is originally scheduled (as set forth in the Proxy/Registration Statement), there are insufficient shares of SPAC represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at SPAC Shareholder Meeting; (C) to seek withdrawals of redemption requests from SPAC Shareholders; or (D) in order to solicit additional proxies from shareholders for purposes of obtaining approval of SPAC Shareholder Voting Matters; provided that in the event of any such postponement or adjournment, SPAC Shareholder Meeting shall be reconvened as promptly as practicable following such time, and in no event later than ten (10) Business Days following such time, as the matters described in such clauses have been resolved.

Section 9.9            Expenses. The Parent and the Target shall be solely liable for and pay all of the Parent Transaction Expenses incurred up to Closing and the SPAC shall be solely liable for and pay the SPAC Transaction Expenses incurred up to Closing, including in connection with the negotiation, execution and performance of this Agreement and the Ancillary Agreements, the performance of each Party’s obligations hereunder and under the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby; provided, that if the Closing shall occur, each Party’s reasonable and documented costs and expenses will be paid by the Surviving Company without reduction to the transaction consideration. If this Agreement is terminated, each party will bear their own expenses.

Section 9.10         PIPE Investment.

(a)           SPAC shall take, or use its reasonable best efforts to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to obtain the PIPE Investment and consummate the transactions contemplated by the Subscription Agreements on the terms described therein, including using its commercially reasonable efforts to (x) comply with its obligations under the Subscription Agreements, (y) in the event that all conditions in the Subscription Agreements have been satisfied (other than conditions that SPAC controls the satisfaction of and other than those conditions that by their nature are to be satisfied at Closing), consummate the transactions contemplated by the Subscription Agreements at or prior to Closing; and (z) enforce its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements have been satisfied (other than conditions that SPAC controls the satisfaction of and other than those conditions that by their nature are to be satisfied at Closing), to cause the applicable PIPE Investor to contribute to SPAC the applicable portion of the PIPE Investment Amount set forth in the applicable Subscription Agreement at or prior to Closing. SPAC shall give the Parent prompt written notice upon (i) becoming aware of any breach or default by any party to any of the Subscription Agreements or any termination (or purported termination) of any of the Subscription Agreements, (ii) the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement and (iii) if SPAC does not expect to receive all or any portion of the PIPE Investment Amount on the terms, in the manner or from the sources contemplated by the Subscription Agreements. SPAC shall not permit, without the prior written consent of the Parent (such consent not to be unreasonably withheld, conditioned or delayed), any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Subscription Agreements.

(b)           The Parent and Target shall, and shall cause the appropriate officers and employees thereof to, use commercially reasonable efforts to cooperate in connection with (x) the arrangement of any PIPE Investment, and (y) the marketing of the transactions contemplated by this Agreement and the Ancillary Agreements in the public markets and with existing shareholders of SPAC (including in the case of clauses (x) with respect to the satisfaction of the relevant conditions precedent), in each case as may be reasonably requested by SPAC, including by (i) upon reasonable prior notice, participating in meetings, calls, drafting sessions, presentations, and due diligence sessions (including accounting due diligence sessions) and sessions with prospective investors at mutually agreeable times and locations and upon reasonable advance notice (including the participation in any relevant “roadshow”), (ii) assisting with the preparation of customary materials, (iii) providing the financial statements and such other financial information regarding the Target as is reasonably requested in connection therewith, subject to confidentiality obligations reasonably acceptable to the Parent, (iv) taking all corporate actions that are necessary or customary to obtain the PIPE Investment and market the transactions contemplated by this Agreement, and (v) otherwise reasonably cooperating in SPAC’s efforts to obtain the PIPE Investment and market the transactions contemplated by this Agreement.

(c)           The indicative commitments of the PIPE Investment Amount shall be received by the Parties by February 28, 2023.

Section 9.11         Directors and Officers.

(a)           Indemnification. Beginning on the Closing Date and continuing until the sixth (6th) anniversary of the Closing Date, the Surviving Company shall not amend, repeal or modify in a manner adverse to the Indemnified Persons any rights to indemnification, advancement of expenses, exculpation and other limitations on Liability relating to a state of facts existing prior to the Closing to the extent provided in SPAC Governing Documents and the Governing Documents of SPAC in effect as of the Effective Date (“D&O Provisions”) in favor of any current or former director, officer, or manager, or, to the extent authorized under the applicable D&O Provisions, any employee, agent or representative of SPAC (whether before or after Closing), the Parent and the Target (the “Indemnified Persons”). After the Closing, in the event that the Surviving Company or its successors (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then in each such case, the Surviving Company shall cause proper provision to be made so that the successors of the Surviving Company shall succeed to and be bound by the obligations set forth in this Section 9.11.

(b)           Tail Policy. At or prior to the Closing Date, Target shall, to the extent reasonably available in the market, purchase and maintain in effect for a period of six (6) years thereafter, policies of directors’ and officers’ liability insurance covering those Persons on the date hereof who are covered by such policies of the Target and SPAC (including, for the avoidance, directors, officers, etc. of SPAC after the Closing Date and directors, officers etc. of the Target prior to and after the Closing Date) with respect to claims arising from facts or events that occurred on or before the Closing and with no less favorable coverage and amounts as, and contain terms and conditions no less advantageous than, in the aggregate, (i) the coverage currently provided by such policy held by SPAC and (ii) the coverage provided by a policy held by a similarly situated company.

(c)           Directors and Officers Insurance. At or prior to the Closing Date, the Parties shall arrange a directors and officers liability insurance policy to take effect as of the Closing in aggregate amount of not less than $3,000,000 insuring each director and officer of the Target in the amount of at least $700,000.

Section 9.12         Post-Closing Directors and Officers of the Target. The Target shall take or cause to be taken all actions as may be necessary or appropriate to ensure that as soon as practical following the Closing:

(a)           The board of directors of Target shall consist of five directors, comprised of:

(i)            one (1) director designated prior to Closing by the Sponsor and reasonably acceptable to the Parent;

(ii)           at least one (1) director mutually agreed upon by the Parent and the SPAC, which director(s) shall qualify as independent director under Nasdaq rules; and

(iii)          the remaining directors to be designated prior to Closing by the Parent.

(b)           The officers of Target shall be as set forth on Schedule 8.12(b) hereto, who shall serve in such capacity in accordance with the terms of the Governing Documents of the Surviving Company following the Closing.

(c)           If any Person nominated pursuant to Section 9.12(a) is not duly appointed, the Parties shall take all necessary action to fill any such vacancy on the board of directors of Target with an alternative Person designated pursuant to Section 9.12(a).

Section 9.13          Share Transactions. During the Pre-Closing Period, except as otherwise contemplated by this Agreement, neither the Target, the Parent, nor any of their Subsidiaries or controlled Affiliates shall engage in any transactions involving the securities of SPAC (other than this Agreement and the Ancillary Agreements).

Section 9.14          Equity Incentive Plan. Prior to the Closing, the SPAC Board and the board of directors of Target will adopt and approve an (i) equity incentive plan of the Surviving Company with (a) an award pool equal to 15% of the Target’s fully-diluted outstanding stock immediately following the Closing and (b) an annual “evergreen” increase of not more than 1% of the shares of common stock of the Target as of each December 31 immediately prior to the day prior to the date of such increase and (ii) employee stock purchase plan that provides employees of the Surviving Company with (a) purchase rights with respect to common stock of the Surviving Company, with an award pool of up to 5% of the Target’s fully-diluted outstanding stock immediately following the Closing and (b) an annual “evergreen” increase of not more than 1% of the shares of common stock of the Target as of each December 31 immediately prior to the day prior to the date of such increase. The terms of such plans shall be mutually agreed upon between the parties. Unless otherwise determined by the Parent, all existing stock options and other equity-linked securities issued by or related to the Parent, including those issued by the Parent for certain employees of the Parent, will be assumed by the Surviving Company and be converted into the right to acquire capital stock of the Surviving Company (preserving the value of such stock options and other securities) separate from such new equity incentive plan.

Section 9.15          Exclusivity.

(a)            Parent and Target. From the Effective Date, until the earlier of the Closing and the termination of this Agreement in accordance with Article XI, neither the Target, the Parent, nor any of their officers, directors, employees, agents or representatives (including, without limitation, their respective attorneys and accountants), directly or indirectly, shall (i) solicit, initiate or take any action to facilitate or encourage any inquiries or the making, submission or announcement of, any proposal or offer from any Person or group of Persons other than SPAC and the Sponsor (and their respective representatives, acting in their capacity as such) (a “Competing SPAC”) that may constitute, or could reasonably be expected to lead to, a Competing Transaction; (ii) enter into, participate in, continue or otherwise engage in, any discussions or negotiations with any Competing SPAC regarding a Competing Transaction; (iii) furnish (including through any virtual data room) any information relating to the Target or any of its assets or businesses, or afford access to the assets, business, properties, books or records of the Target to a Competing SPAC, in all cases for the purpose of assisting with or facilitating, or that could otherwise reasonably be expected to lead to, a Competing Transaction; (iv) approve, endorse or recommend any Competing Transaction; or (v) enter into a Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to a Competing Transaction or publicly announce an intention to do so; provided that none of the foregoing restrictions shall prohibit the Parent from taking the actions permitted by the exceptions set forth in Section 8.1(a)(xi) of this Agreement or the related sections of the Parent Disclosure Letter, and any such action shall not be deemed a violation of this Section 9.15(a).

(b)           SPAC. From the Effective Date, until the earlier of the Closing and the termination of this Agreement in accordance with Article XI, none of the SPAC, nor any of their officers, directors, employees, agents or representatives (including, without limitation, their respective attorneys and accountants), directly or indirectly, shall (i) solicit, initiate or take any action to facilitate or encourage any inquiries or the making, submission or announcement of, any proposal or offer from any Person or group of Persons other than the Parent and the Target (and their respective representatives, acting in their capacity as such) (a “Competing Target”) that may constitute, or could reasonably be expected to lead to, a Competing Transaction; (ii) enter into, participate in, continue or otherwise engage in, any discussions or negotiations with any Competing Target regarding a Competing Transaction; (iii) furnish (including through any virtual data room) any information relating to the SPAC or any of its assets or businesses, or afford access to the assets, business, properties, books or records of the SPAC to a Competing Target, in all cases for the purpose of assisting with or facilitating, or that could otherwise reasonably be expected to lead to, a Competing Transaction; (iv) approve, endorse or recommend any Competing Transaction; or (v) enter into a Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to a Competing Transaction or publicly announce an intention to do so; provided that none of the foregoing restrictions shall prohibit the SPAC from taking the actions permitted by the exceptions set forth in Section 8.1(a)(xi) of this Agreement or the related sections of the SPAC Disclosure Letter, and any such action shall not be deemed a violation of this Section 9.15(b).

Section 9.16         Due Diligence. Prior to Closing, the parties shall agree on the scope of, and complete, any due diligence.

Section 9.17         Backstop Shares. Prior to Closing, the Sponsor may transfer up to 3,000,000 SPAC Class B Shares held by Sponsor for reduction of any deferred underwriting fees, or to transfer to non-Affiliate third investors providing backstop financing, non-redemption agreements or other financial support in connection with the transactions contemplated by this Agreement, as determined by the SPAC in consultation with the Parent (the “Backstop Shares”). Any of the 3,000,000 Backstop Shares not utilized as envisaged above will be subject to forfeiture by the Sponsor and cancelled, as to be further described and agreed in the Sponsor Support Agreement.

Section 9.18         Sponsor Approval. Sponsor, by execution and delivery hereof, hereby approves this Agreement, the Merger and the transactions contemplated hereby, consistent with and as required by Section 1(a) of the SPAC Insider Letter.

Section 9.19          Extension Proxy Payments. Sponsor and SPAC shall prior to Closing, as and when, and in the amount, due from time to time, make the additional deposits into the Trust Account required pursuant to proxy statement and shareholder vote of SPAC completed to extend the date by which the SPAC must consummate an initial business combination.

ARTICLE X
TAX MATTERS

Section 10.1         Tax Matters. The Party required by Law to file any Tax Returns with respect to Transfer Taxes shall, at its expense, file all necessary Tax Returns with respect to all such Taxes, and, if required by applicable Law, the other Party will cooperate and join in the execution of any such Tax Returns. The Parties shall reasonably cooperate to establish any available exemption from (or reduction in) any Transfer Tax.

Section 10.2         Tax Structuring. In due time following the Effective Date, and in any event no later than March 31, 2023, the Parent and SPAC shall use their reasonable best efforts to mitigate potential exposure for Taxes for SPAC, Parent and the Target. In particular, the Parent and SPAC shall jointly (a) decide on the place of SPAC’s place of effective management and tax residence immediately after Closing, (b) ensure that SPAC’s place of effective management and tax residence will be located and remain at the place as decided according to clause (a), and (c) arrange any tax rulings facilitating actions (a)-(b) without delay.

Section 10.3         Tax Cooperation. SPAC and the Parent agree to retain and furnish or cause to be furnished to one another, upon request, as promptly as practicable, such information and assistance relating to the Target as is reasonably necessary for the filing of all Tax Returns of or with respect to the Target, the making of any election related to Taxes of or with respect to the Target, the preparation for any audit by any Taxing Authority and the prosecution or defense of any claim or other disputes relating to any Tax Return of or with respect to the Target.

ARTICLE XI
TERMINATION

Section 11.1         Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing only as follows:

(a)           by the mutual written consent of the Parent and SPAC;

(b)           by the Parent or SPAC by written notice to the other Party if any applicable Law is in effect making the consummation of the transactions contemplated by this Agreement illegal or any final, non-appealable Order is in effect permanently preventing the consummation of the transactions contemplated by this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1(b) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement of this Agreement resulted in or caused such final, non-appealable Order or other action (including, with respect to the Parent, any breach by Target);

(c)           by the Parent or SPAC by written notice to the other Party if the consummation of the transactions contemplated by this Agreement shall not have occurred on or before July 22, 2023 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 11.1(c) shall not be available to any Party that has materially breached any of its representations, warranties, covenants or agreements under this Agreement if such material breach is the primary cause of or has resulted in the failure of the transactions contemplated by this Agreement to be consummated on or before such date;

(d)           by the Parent if SPAC breaches in any material respect any of its representations or warranties contained in this Agreement or breaches or fails to perform in any material respect any of its covenants contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to the Parent obligations to consummate the transactions set forth in Section 4.1(a) or Section 4.1(c) of this Agreement not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to SPAC by the Parent, cannot be cured or has not been cured by the earlier of the Outside Date and thirty (30) days after receipt of such written notice and the Parent has not waived in writing such breach or failure; provided, however, that the right to terminate this Agreement under this Section 11.1(d) shall not be available to the Parent if it is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement;

(e)           by SPAC, if the Parent breaches in any material respect any of its representations or warranties contained in this Agreement or the Parent breaches or fails to perform in any material respect any of its covenants contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to SPAC’s obligations to consummate the transactions set forth in Section 4.1(a) or Section 4.1(b) of this Agreement not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to the Parent by SPAC, cannot be cured or has not been cured by the earlier of the Outside Date and thirty (30) days after the delivery of such written notice and SPAC has not waived in writing such breach or failure; provided, however, that the right to terminate this Agreement under this Section 11.1(e) shall not be available to SPAC if SPAC is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement;

(f)            by the Parent or SPAC by written notice to the other Party if the Required Vote is not obtained at the SPAC Shareholder Meeting (subject to any adjournment or postponement thereof); and

(g)           by the SPAC by written notice to the Parent if the Parent Requisite Approval is not obtained;

(h)           by the Parent within ten (10) Business Days of the Effective Date if it is unsatisfied, in its sole and unfettered discretion, with its due diligence of SPAC;

(i)            by the Parent if the SPAC has not delivered to the Parent by March 31, 2023 a certified copy of resolutions or written consent of the board of directors of the SPAC unanimously confirming a $50 million valuation of the Target made in reliance on a favourable Fairness Opinion;

(j)            by Parent if by March 31, 2023 the Parties are unable to agree on finalized forms of SPAC Support Agreement, Parent Shareholder Support Agreement, Second Amended and Restated Articles of the Surviving Company, amendments to articles of the SPAC, the Target equity incentive plan, the Lock-up Agreements, Registration Rights Agreement;

(k)           by Parent if Subscription Agreements for PIPE Investment evidencing indicative commitments for (or funding of) and non-redemption agreements totaling at least $20 million in the aggregate have not been received by February 28, 2023;

(l)            by Parent or SPAC if SPAC Transaction Expenses exceeds seven million dollars ($7,000,000).

Section 11.2          Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.1, this Agreement shall immediately become null and void, without any

Liability on the part of any Party or any other Person, and all rights and obligations of each Party shall cease; provided that (a) the agreements contained in Section 9.8, Section 9.9, this Section 11.2 and Article XI of this Agreement survive any termination of this Agreement and remain in full force and effect and (b) no such termination shall relieve any Party from any Liability arising out of or incurred as a result of its fraud or its material breach of this Agreement.

ARTICLE XII
MISCELLANEOUS

Section 12.1          Amendment and Waiver. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Sponsor, SPAC, the Parent and the Target. No waiver of any provision or condition of this Agreement shall be valid unless the same shall be in writing and signed by the Party against which such waiver is to be enforced. No waiver by any Party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence. Any such amendment or waiver may occur after the approval of SPAC Shareholder Voting Matters at SPAC Shareholder Meeting so long as such amendment or waiver would not require the further approval of SPAC Shareholders under applicable Law without such approval having first been obtained.

Section 12.2          Non-Survival of Representations and Warranties. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no Liability after the Closing in respect thereof), except for those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring on or after the Closing.

Section 12.3          Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 12.3, notices, demands and other communications to the Parent, the Target and SPAC shall be sent to the addresses indicated below:

Notices to the Parent, Merger Sub, and Target	with copies to (which shall not constitute notice):
Psyence Biomed Corp. 121 Richmond Street West, Penthouse Suite, 1300	Morgan, Lewis & Bockius LLP 600 Anton Boulevard, Suite 1800 | Costa Mesa, CA 92626-7653

Toronto, Ontario
M5H 2K1
Attn: Taryn Vos, General Counsel
Telephone No: +27 744 604 171
Email: Taryn@Psyence.com

Psyence Group Inc.
121 Richmond Street West, Penthouse Suite,
1300
Toronto, Ontario
M5H 2K1
Attn: Taryn Vos, General Counsel
Telephone No: +27 744 604 171
Email: Taryn@Psyence.com	Attn: Todd Hentges, Esq.
Telephone No.: (714) 830-0600
Email:
todd.hentges@morganlewis.com

-and to –

WeirFoulds LLP
66 Wellington Street West, Suite
 4100
Toronto, ON M5K 1B7
Attn: Rob Eberschlag
T: 416-365-1110
Email:
reberschlag@weirfoulds.com

Notices to SPAC:	with copies to (which shall not constitute notice):
Newcourt Acquisition Corp. 2201 Broadway, Suite 705 Oakland, CA 94612 Attention: Marc Balkin, CEO E-mail: marc@balkinand.co	McDermott Will & Emery LLP One Vanderbilt Avenue New York, New York 10017 Attn: Ari Edelman, Esq. Telephone No.: (212) 547-5372 Email: aedelman@mwe.com

Section 12.4         Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party (including by operation of Law) without the prior written consent of the other Parties. Any purported assignment or delegation not permitted under this Section 12.4 shall be null and void.

Section 12.5         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

Section 12.6         Interpretation. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Disclosure

Letter, Schedule or Exhibit attached hereto or delivered at the same time and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word “including” herein shall mean “including without limitation”. The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to a specific Section, Subsection, Clause, Recital, Section of a Disclosure Letter, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Clauses, Recitals, Sections of a Disclosure Letter, Schedules or Exhibits of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to any gender shall include each other gender. The word “or” shall not be exclusive unless the context clearly requires the selection of one (1) (but not more than one (1)) of a number of items. References to “written” or “in writing” include in electronic form. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and permitted assigns; provided, however, that nothing contained in this Section 12.6 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity. Any reference to “days” shall mean calendar days unless Business Days are specified; provided that if any action is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. References herein to any Contract (including this Agreement) mean such Contract as amended, restated, supplemented or modified from time to time in accordance with the terms thereof; provided that with respect to any Contract listed (or required to be listed) on the Disclosure Letters, all material amendments and modifications thereto (but excluding any purchase orders, work orders or statements of work) must also be listed on the appropriate section of the applicable Disclosure Letter. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”. References herein to any Law shall be deemed also to refer to such Law, as amended, and all rules and regulations promulgated thereunder. If any Party has breached any representation, warranty, covenant or agreement contained in this Agreement in any respect, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, covenant or agreement. The word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. An accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP (with respect to the SPAC) or IFRS (with respect to the Target). Except where otherwise provided, all amounts in this Agreement are stated and shall be paid in United States dollars. The Parties and their respective counsel have reviewed and negotiated this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.

Section 12.7          Entire Agreement. This Agreement, the Ancillary Agreements and the Confidentiality Agreement (together with the Disclosure Letters and Exhibits to this Agreement) contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions (including that certain non-binding letter of intent among SPAC and the Parent, dated as of December 16, 2022, as amended), whether written or oral, relating to such subject matter in any way. The Parties have voluntarily agreed to define their rights and Liabilities with respect to the transactions contemplated by this Agreement exclusively pursuant to the express terms and provisions of this Agreement, and the Parties disclaim that they are owed any duties or are entitled to any remedies not set forth in this Agreement. Furthermore, this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and no Person has any special relationship with another Person that would justify any expectation beyond that of an ordinary SPAC and an ordinary seller in an arm’s-length transaction.

Section 12.8          Counterparts; Electronic Delivery. This Agreement, the Ancillary Agreements and the other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a Contract and each Party forever waives any such defense.

Section 12.9          Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any other state court of the State of Delaware or the United States District Court for the District of Delaware), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any other state court of the State of Delaware or the United States District Court for the District of Delaware), (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the Delaware Court of Chancery or in any other state court of the State of Delaware or the United States District Court for the District of Delaware, (c) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 12.3. Nothing in this Section 12.9 shall affect the right of any Party to serve legal process in any other manner permitted by Law. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.9.

Section 12.10       Trust Account Waiver. The Parent and Target acknowledge that SPAC has established the Trust Account for the benefit of its public SPAC Shareholders, which contains the proceeds of its initial public offering and from certain private placements occurring simultaneously with the initial public offering (including interest accrued from time to time thereon) for the benefit of SPAC’s public shareholders and certain other parties (including the underwriters of the initial public offering). For and in consideration of SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parent and the Target each hereby agrees they do not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets in the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Parent and Target each hereby irrevocably waive any Released Claims that they may have against the Trust Account now or in the future as a result of, or arising out of, any discussions, contracts or agreements with SPAC, Sponsor or any of their Affiliates and will not seek recourse against the Trust Account for any reason whatsoever; provided that (a) nothing in this Agreement shall serve to limit or prohibit the Parent’s or Target’s right to pursue a claim against SPAC for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for SPAC to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to redemptions by SPAC’s public shareholders) to the Parent in accordance with the terms of this Agreement and the Trust Agreement) and (b) nothing herein shall serve to limit or prohibit any claims that the Parent or Target may have in the future against SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

Section 12.11       Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated by this Agreement are unique and recognize and affirm that in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, money damages would be inadequate (and therefore the non-breaching Party would have no adequate remedy at Law) and the non-breaching Party would be irreparably damaged. Accordingly, each Party agrees that each other Party shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Proceeding, in addition to any other remedy to which such Person may be entitled. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 12.11 shall not be required to provide any bond or other security in connection with any such injunction.

Section 12.12       No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted assigns, any legal or equitable rights hereunder (other than in respect of the Indemnified Persons and Non-Party Affiliates, each of whom is an express third-party beneficiary hereunder to the specific provisions in which such Person is referenced and entitled to enforce only such obligations hereunder).

Section 12.13       Disclosure Letters and Exhibits. The Disclosure Letters and any exhibits attached hereto or referred to in this Agreement are (a) each hereby incorporated in and made a part of this Agreement as if set forth in full herein and (b) qualified in their entirety by reference to specific provisions of this Agreement. Any fact or item disclosed in any Section of a Disclosure Letter shall be deemed disclosed in each other Section of the applicable Disclosure Letter to which such fact or item may apply so long as (i) such other Section is referenced by applicable cross-reference or (ii) it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other Section or portion of the Disclosure Letter. The headings contained in the Disclosure Letters are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in the Disclosure Letters or this Agreement. The Disclosure Letters are not intended to constitute, and shall not be construed as, an admission or indication that any such fact or item is required to be disclosed. The Disclosure Letters shall not be deemed to expand in any way the scope or effect of any representations, warranties or covenants described in this Agreement. Any fact or item, including the specification of any dollar amount, disclosed in the Disclosure Letters shall not by reason only of such inclusion be deemed to be material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement, and matters reflected in the Disclosure Letters are not necessarily limited to matters required by this Agreement to be reflected herein and may be included solely for information purposes; and no Party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in the Disclosure Letters in any dispute or controversy between the Parties as to whether any obligation, item or matter not described or included in the Disclosure Letters is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the Ordinary Course of Business. No disclosure in the Disclosure Letters relating to any possible breach or violation of any Contract, Law or Order shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. Moreover, in disclosing the information in the Disclosure Letters, the Parent does not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed therein. The information contained in the Disclosure Letters shall be kept strictly confidential by the Parties and no third party may rely on any information disclosed or set forth therein.

Section 12.14       No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement (except in the case of the immediately succeeding sentence) or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a corporation, company, partnership, exempted limited partnership or limited liability company, each Party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a “Non-Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, Contract or otherwise) by or on behalf of such Party against the Non-Party Affiliates, by the enforcement of any assessment or by any Proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being agreed and acknowledged that no personal Liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Non-Party Affiliate, as such, for any obligations of the applicable Party under this Agreement or the transactions contemplated by this Agreement, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, Contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Notwithstanding the forgoing, a Non-Party Affiliate may have obligations under any documents, agreements, or instruments delivered contemporaneously herewith or otherwise required by this Agreement if such Non-Party Affiliate is party to such document, agreement or instrument. Except to the extent otherwise set forth in, and subject in all cases to the terms and conditions of and limitations herein, this Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Each Non-Party Affiliate is intended as a third-party beneficiary of this Section 12.14.

Section 12.15       Acknowledgements.

(a)           The Parent. The Parent specifically acknowledges and agrees to SPAC’s disclaimer of any representations or warranties other than those set forth in Article IV, Article VI and any Ancillary Agreement or certificate delivered by SPAC pursuant to this Agreement, whether made by SPAC or any of their respective Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Parent and its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to SPAC, its Affiliates or representatives by SPAC or any of its respective Affiliates or representatives), other than those set forth in Article IV, Article VI and any Ancillary Agreement or certificate delivered by SPAC pursuant to this Agreement. SPAC specifically acknowledges and agrees that, without limiting the generality of this Section 12.15, neither the Parent nor any of their respective Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. SPAC specifically acknowledges and agrees that except for the representations and warranties set forth in Article VI and any Ancillary Agreement or certificate delivered by SPAC pursuant to this Agreement, SPAC does not make, nor has SPAC made, any other express or implied representation or warranty with respect to SPAC, its assets or Liabilities, the business of SPAC or the transactions contemplated by this Agreement or the Ancillary Agreements.

(b)           SPAC. SPAC specifically acknowledges and agrees to the Parent and Targets disclaimer of any representations or warranties other than those set forth in Article IV, Article V and any Ancillary Agreement or certificate delivered by the Parent or Target pursuant to this Agreement, whether made by the Parent, Target or any of their respective Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to SPAC, its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to SPAC, its Affiliates or representatives by either SPAC, the Parent, Target or any of their respective Affiliates or representatives), other than those set forth in Article IV, Article V and any Ancillary Agreement or certificate delivered by the Parent or Target pursuant to this Agreement. SPAC specifically acknowledges and agrees that, without limiting the generality of this Section 12.15, neither the Parent, Target nor any of their respective Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. SPAC specifically acknowledges and agrees that except for the representations and warranties set forth in Article IV, Article V and any Ancillary Agreement or certificate delivered by the Parent or Target pursuant to this Agreement, the Parent and Target do not make, nor have the Parent or Target made, any other express or implied representation or warranty with respect to the Target, its assets or Liabilities, the businesses of the Target or the transactions contemplated by this Agreement or the Ancillary Agreements.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

NEWCOURT ACQUISITION CORP

By:	/s/ Marc Balkin

Name:	Marc Balkin
Title:	Chief Executive Officer

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

NEWCOURT SPAC SPONSOR LLC

By:	Tabula Rasa Ltd
Its:	Manager
By:	Fiducia Trustees Ltd.
Its:	Sole Corporate Director

By:	/s/ Carl Linde

Name:	Carl Linde
Title:	Director

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

PSYENCE GROUP INC.

By:	/s/ Neil Maresky

Name:	Neil Maresky
Title:	Director and CEO

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

PSYENCE BIOMED CORP.

By:	/s/ Jody Aufrichtig

Name:	Jody Aufrichtig
Title:	Director